As filed with the Securities and Exchange Commission on June 7, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RPT REALTY
(Exact name of registrant as specified in its charter)

Maryland	13-6908486
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19 W 44th Street, Suite 1002 New York, NY 10036 (212) 221-1261
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian L. Harper
President and Chief Executive Officer
RPT Realty
19 W 44th Street, Suite 1002
New York, NY 10036
(212) 221-1261
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:
Donald J. Kunz, Esq.
Honigman LLP
2290 First National Building
660 Woodward Avenue
Detroit, MI 48226-3506
(313) 465-7454 (telephone)
(313) 465-7455 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Debt Securities		$		$$0
Preferred Shares of Beneficial Interest, par value $0.01 per share				0
Common Shares of Beneficial Interest, par value $0.01 per share				0
Depository Shares
Warrants				0
Rights				0
Total				0

(1)
An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange, or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities, including as a result of share splits, anti-dilution adjustments, share distributions or similar transactions. Offered securities registered hereunder may be sold separately, together or as units with other offered securities registered hereunder. The proposed maximum aggregate offering price per class of securities will be determined from time to time by the registrant in connection with the offering of the securities hereunder.

(2)
The registrant will pay registration fees on a deferred basis pursuant to Rule 456(b) and Rule 457(r) in connection with offerings of securities hereunder, and will update this table by post-effective amendment or prospectus filed pursuant to Rule 424(b) to indicate the aggregate offering price of the securities offered and the amount of the registration fees paid

PROSPECTUS
RPT REALTY
DEBT SECURITIES
PREFERRED SHARES
COMMON SHARES
DEPOSITARY SHARES
WARRANTS
RIGHTS

RPT Realty may offer, issue and sell from time to time our debt securities, which may be in one or more class or series and may be senior debt securities or subordinated debt securities; our preferred shares, which we may issue in one or more class or series; our common shares; depositary shares, each representing a fractional interest in a preferred share of a particular class or series; warrants to purchase our preferred shares or common shares; rights to purchase our common shares, our preferred shares or other securities; and any combination of these securities, in each case, on terms to be determined at the time of the offering. We may sell any combination of the securities described in this prospectus in one or more offerings. We may offer the securities separately or together, in separate classes or series and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material.
This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet which will precede the prospectus supplement. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
The securities may be offered through one or more underwriters, dealers and agents or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.
Our common shares are traded on the New York Stock Exchange (the “NYSE”) under the symbol “RPT.” On June 5, 2019, the closing sale price of our common shares as reported on the NYSE was $12.58 per share. Our principal executive offices are located at 19 W 44th Street, Suite 1002, New York, NY 10036, and our telephone number is (212) 221-1261.
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 1 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 7, 2019

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should read carefully the entire prospectus, the accompanying prospectus supplement as well as the documents incorporated by reference herein and therein, before making an investment decision.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act.” Under the automatic shelf registration process, we may, over time, sell any combination of the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. This prospectus provides you with a general description of the securities we may offer. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and it will be attached to this prospectus. A prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or the documents we have incorporated by reference into this prospectus. Accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” before considering an investment in the securities offered by that prospectus supplement.
You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by such documents in any jurisdiction to or from any person to whom or from whom it is unlawful to make such an offer or solicitation of an offer in such jurisdiction.
You should not assume that the information contained in this prospectus, any prospectus supplement or the documents incorporated herein or therein is accurate as of any date other than their respective dates. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated in this prospectus or any applicable prospectus supplement or in our affairs since the respective dates of such information. Our business, financial condition, liquidity, results of operations or prospects may have changed since those dates.
In this prospectus and any prospectus supplement hereto, unless the context suggests otherwise, references to the “Company,” “we,” “RPT,” “us,” “our Company,” and “our” mean RPT Realty, RPT Realty, L.P., and/or its subsidiaries.

RISK FACTORS
Investing in our securities involves risks. Before you invest in any of our securities, in addition to the other information included or incorporated by reference into this prospectus and any applicable prospectus supplement, you should carefully consider the risk factors under the section entitled “Risk Factors” in any prospectus supplement or post-effective amendment as well as our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequent to such Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business, financial condition, results of operations and prospects. For more information, see the sections entitled, “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the information incorporated herein and therein by reference contain or may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that do not relate strictly to historical or current facts are forward-looking and are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “trend,” “opportunity,” “pipeline,” “comfortable,” “current,” “position,” “assume,” “outlook,” “remain,” “maintain,” “sustain,” “achieve,” “would” or other similar words or expressions. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.
Forward-looking statements speak only as of the date they are made, and we assume no duty to and do not undertake to update forward-looking statements. Our future events, financial condition, business or other results may differ materially from those anticipated and discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, our success or failure in implementing our business strategy; economic conditions generally and in the commercial real estate and finance markets specifically; the cost and availability of capital, which depends in part on our asset quality and our relationships with lenders and other capital providers; our business prospects and outlook; changes in governmental regulations, tax rates and similar matters; our continuing to qualify as a real estate investment trust (“REIT”); as well as other risks listed from time to time in the Company’s other reports and statements filed with the SEC.
When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and any prospectus supplement hereto and in reports of the Company filed with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements, which reflect our management’s views as of the date of this prospectus, any prospectus supplement, or, if applicable, the date of a document incorporated by reference. All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements contained or referenced to in this section. Although we believe that the expectations reflected in the forward-looking statements are based on reasonable assumptions, we cannot guarantee future results, levels of activity, performance or achievements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or the occurrence of unanticipated events except as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. The reference to the SEC’s website is intended to be an inactive textual reference only.
We have filed with the SEC a “shelf” registration statement on Form S-3 of which this prospectus is a part, under the Securities Act, covering the securities that may be sold under this prospectus. For further information on us and the securities being offered, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included, or incorporated by reference, copies of these documents as exhibits to our registration statement of which this prospectus is a part. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and where that contract or other document is filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus documents that we file with the SEC. This permits us to disclose important information to you by referring you to those filed documents. Any information incorporated by reference this way is considered to be a part of this prospectus, and information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information.
We incorporate by reference into this prospectus the documents listed below, which we have already filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2018;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement, as amended, for our 2019 annual meeting of shareholders held on April 29, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019;

•
our Current Reports on Form 8-K filed on January 4, 2019 and April 30, 2019 (in each case, not including any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein);

•
the description of our common shares contained in our registration statement on Form 8-A filed with the SEC on November 1, 1988 (which incorporates by reference pages 101-119 of our prospectus/proxy statement filed with the SEC on November 1, 1988), as updated by the description of our common shares contained in our definitive proxy statement on Schedule 14A for our special meeting of shareholders held on December 18, 1997; and

•
the description of our 7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest contained in our registration statement on Form 8-A filed with the SEC on April 21, 2011, which incorporates by reference the information under “Description of the Series D Preferred Shares” in our registration statement on Form S-3 (Registration No. 333-156689).

Whenever, after the date of this prospectus and prior to the termination of the applicable offering of any securities covered by this prospectus and an accompanying prospectus supplement, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be incorporated by reference and deemed to be a part of this prospectus from the time they are filed. We are not, however, incorporating by reference any report or document, or portions thereof, whether specifically listed above or filed in the future that are deemed "furnished" and not "filed" in accordance with SEC rules. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests for documents should be directed to Investor Relations at RPT Realty, 19 West 44th Street, Suite 1002, New York, New York 10036 (telephone number (212) 221-1261). You may also obtain copies of these filings, at no cost, by accessing our website at www.rptrealty.com. The information located on or accessible from, our website is not, and should not be deemed to be, part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated by reference into any other filing that we submit to the SEC.

WHO WE ARE
RPT Realty owns and operates a national portfolio of open-air shopping destinations principally located in top U.S. markets. As of March 31, 2019, our property portfolio consisted of 49 shopping centers (including one shopping center owned through a joint venture) representing 11.9 million square feet of gross leasable area.  As of March 31, 2019, the Company's aggregate portfolio was 94.8% leased.
The Company's principal executive offices are located at 19 West 44th Street, Suite 1002, New York, New York 10036 and its telephone number is (212) 221-1261. The Company’s website is rptrealty.com. As of December 31, 2018, the Company had 95 full-time employees. None of our employees is represented by a collective bargaining unit, and we believe that our relations with our employees are good.
We conduct substantially all of our business through our operating partnership, RPT Realty, L.P. (the “Operating Partnership” or “OP”), a Delaware limited partnership.  The Operating Partnership, either directly or indirectly through partnerships or limited liability companies, holds fee title to all owned properties.  As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership.  As of March 31, 2019, we owned approximately 97.7% of the Operating Partnership.  The interests of the limited partners are reflected as noncontrolling interests in our financial statements and the limited partners are generally individuals or entities that contributed interests in certain assets or entities to the Operating Partnership in exchange for units of limited partnership interest (“OP Units”).  The holders of OP Units are entitled to exchange them for our common shares on a 1:1 basis or for cash.  The form of payment is at our election.
We operate in a manner intended to qualify as a REIT pursuant to the provisions of the Internal Revenue Code of 1986, as amended.  Certain of our operations, including property and asset management, as well as ownership of certain land parcels, are conducted through taxable REIT subsidiaries, which are subject to federal and state income taxes.

USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for working capital and other general corporate purposes, which may include repaying debt, financing capital commitments, and financing future acquisitions, redevelopment and development activities. We will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of our securities in an applicable prospectus supplement or other offering materials relating to the offered securities.

THE SECURITIES WE MAY OFFER
We may sell from time to time, in one or more offerings, common shares of beneficial interest, preferred shares of beneficial interest, debt securities, depositary shares, rights and/or warrants. This prospectus contains only a summary of the securities we may offer. The specific terms of any securities actually offered for sale, together with the terms of that offering, the initial price and the net proceeds to us from the sale of such securities, will be set forth in an accompanying prospectus supplement. That prospectus supplement also will contain information, if applicable, about material United States (U.S.) federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
The following description of our common shares and preferred shares, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common shares and preferred shares that we may offer under this prospectus. For the complete terms of our common shares and preferred shares, please refer to our declaration of trust, as restated, amended and supplemented (the “Declaration of Trust”), as incorporated by reference into the registration statement which includes this prospectus. Maryland law will also affect the terms of these securities and the rights of holders thereof. While the terms we have summarized below will apply generally to any future common shares or preferred shares that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. If we so indicate in any applicable prospectus supplement, the terms of any common shares or preferred shares we offer may differ from the terms we describe below.
Our authorized shares consist of an aggregate of 130,000,000 shares of beneficial interest, par value $0.01 per share, consisting of 120,000,000 common shares and 10,000,000 preferred shares which may be issued in one or more classes or series, each with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law and as our board of trustees may determine by resolution. As of March 31, 2019, we had issued and outstanding 79,757,024 common shares and 1,849,539 outstanding shares of 7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest (“Series D preferred shares”).

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities may be our unsecured and unsubordinated obligations or our subordinated obligations. We use the term “senior debt securities” to refer to the unsecured and unsubordinated obligations. We use the term “subordinated debt securities” to refer to the subordinated obligations. The subordinated debt securities of any class or series may be our senior subordinated obligations, subordinated obligations, junior subordinated obligations or may have such other ranking as is described in the relevant prospectus supplement. We may issue any of these types of debt securities in one or more classes or series.
Our senior debt securities may be issued from time to time under a senior debt securities indenture with a trustee to be named in the senior debt securities indenture. Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture with a trustee to be named in the subordinated debt securities indenture, which will describe the specific terms of the debt class or series. We use the term “indenture” to refer to the senior debt securities indenture or the subordinated debt securities indenture. We use the term “trustee” to refer to the trustee named in the senior debt securities indenture or the subordinated debt securities indenture.
Some of our operations are conducted through our subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to us by our subsidiaries may be (i) subject to statutory or contractual restrictions, (ii) contingent upon the earnings of our subsidiaries, and (iii) subject to various business considerations. Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of the subsidiary and any indebtedness held by a subsidiary that is senior to indebtedness held by us.
The following summary of selected provisions that will be included in indentures and in the debt securities is not complete. Before making an investment in our debt securities, you should review the applicable prospectus supplement and the form of applicable indenture, which will be filed with the SEC in connection with the offering of the specific debt securities.

General
We can issue debt securities of any class or series with terms different from the terms of debt securities of any other class or series and the terms of particular debt securities within any class or series may differ from each other, all without the consent of the holders of previously issued classes or series of debt securities. The debt securities of each class or series will be our direct, unsecured obligations.
The applicable prospectus supplement relating to the class or series of debt securities will describe the specific terms of each class or series of debt securities being offered, including, where applicable, the following:

•	the title;

•	the aggregate principal amount and whether there is any limit on the aggregate principal amount that we may subsequently issue;

•	whether the debt securities will be senior, senior subordinated, subordinated or junior subordinated;

•	the name of the trustee and its corporate trust office;

•	any limit on the amount of debt securities that may be issued;

•	any subordination provisions;

•	any provisions regarding the conversion or exchange of such debt securities with or into other securities;

•	any default provisions and events of default applicable to such debt securities;

•	any covenants applicable to such debt securities;

•	whether such debt securities are issued in certificated or book-entry form, and the identity of the depositary for those issued in book-entry form;

•
whether such debt securities are to be issuable in registered or bearer form, or both, and any restrictions applicable to the exchange of one form or another and to the offer, sale and delivery of such debt securities in either form;

•
whether such debt securities may be represented initially by a debt security in temporary or permanent global form, and, if so, the initial depositary and the circumstances under which beneficial owners of interests may exchange such interests for debt securities of like tenor and of any authorized form and denomination and the authorized newspapers for publication of notices to holders of bearer securities;

•	any other terms required to establish a class or series of bearer securities;

•	the price(s) at which such debt securities class or series will be issued;

•
the person to whom any interest will be payable on any debt securities, if other than the person in whose name the debt security is registered at the close of business on the regular record date for the payment of interest;

•	any provisions restricting the declaration of dividends or requiring the maintenance of any asset ratio or maintenance of reserves;

•	the date or dates on which the principal of and premium, if any, is payable or the method(s), if any, used to determine those dates;

•	the rate(s) at which such debt securities will bear interest or the method(s), if any, used to calculate the rate(s);

•	the date(s), if any, from which any interest will accrue, or the method(s), if any, used to determine the dates on which interest will accrue and date(s) on which interest will be payable;

•	any redemption or early repayment provisions applicable to such debt securities;

•
the stated maturities of installments of interest, if any, on which any interest on such debt securities will be payable and the regular record dates for any interest payable on any debt securities which are registered securities;

•	the places where and the manner in which the principal of and premium and/or interest, if any, will be payable and the places where the debt securities may be presented for transfer;

•
our obligation or right, if any, to redeem, purchase or repay such debt securities of the class or series pursuant to any sinking fund amortization or analogous provisions or at the option of a holder of such debt securities and other related provisions;

•	the denominations in which any registered securities are to be issuable;

•
the currency, currencies or currency units, including composite currencies, in which the purchase price for, the principal of and any premium and interest, if any, on such debt securities will be payable;

•	the time period within which, the manner in which, and the terms and conditions upon which, the purchaser of any of such debt securities can select the payment currency;

•
if the amount of payments of principal, premium, if any, and interest, if any, on such debt securities is to be determined by reference to an index, formula or other method, or based on a coin or currency or currency unit other than that in which such debt securities are stated to be payable, the manner in which these amounts are to be determined and the calculation agent, if any, with respect thereto;

•
if other than the principal amount thereof, the portion of the principal amount of the debt securities of the class or series which will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

•
if we agree to pay any additional amounts on any of the debt securities, and coupons, if any, of the classes or series to any holder in respect of any tax, assessment or governmental charge withheld or deducted, the circumstances, procedures and terms under which we will make these payments;

•	any terms applicable to debt securities of any class or series issued at an issue price below their stated principal amount;

•
whether such debt securities are to be issued or delivered (whether at the time of original issuance or at the time of exchange of a temporary security of such class or series or otherwise), or any installment of principal or any premium or interest is to be payable only, upon receipt of certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture;

•	any provisions relating to covenant defeasance and legal defeasance;

•	any provisions relating to the satisfaction and discharge of the applicable indenture;

•	any special applicable U.S. federal income tax considerations;

•	any provisions relating to the modification of the applicable indenture both with and without the consent of the holders of the debt securities of the class or series issued under such indenture; and

•	any other material terms not inconsistent with the provisions of the applicable indenture.
The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture. Any applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities. U.S. federal income tax consequences and special considerations, if any, applicable to any such class or series will be described in the applicable prospectus supplement.
Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional U.S. federal income tax considerations will be set forth in the applicable prospectus supplement.
Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee maintained in the City of New York or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities
The debt securities of a class or series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a class or series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement

DESCRIPTION OF PREFERRED SHARES
The following description of the preferred shares, which may be offered pursuant to a prospectus supplement, sets forth certain general terms and provisions of the preferred shares to which any prospectus supplement may relate. The particular terms of the preferred shares being offered and the extent to which such general provisions may or may not apply will be described in a prospectus supplement relating to such preferred shares. The statements below describing the preferred shares are in all respects subject to, and qualified in their entirety by reference to, the applicable provisions of our Declaration of Trust (including any articles supplementary setting forth the terms of the preferred shares), and our Bylaws.
Subject to limitations prescribed by Maryland law and our Declaration of Trust, our board of trustees is authorized to fix the number of shares constituting each class or series of preferred shares and to set or fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of each such class or series. The preferred shares will, when issued in exchange for the consideration therefor, be fully paid and nonassessable and will have no preemptive rights.
Pursuant to our Declaration of Trust, our board of trustees may authorize the issuance of up to 10,000,000 preferred shares of beneficial interest, par value $0.01 per share, in one or more classes or series and may classify any unissued preferred shares and reclassify any previously classified but unissued preferred shares of any class or series.
We have classified and designated 2,000,000 authorized and previously unissued preferred shares as 7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest, par value $0.01 per share, with a liquidation preference of $50.00 per share, which are referred to herein as the Series D preferred shares. As of March 31, 2019, 1,849,539 Series D preferred shares were issued and outstanding. We pay cumulative dividends on the Series D preferred shares, when, as and if declared by our board of trustees, at a rate of 7.25% of the liquidation preference per annum. The annual dividend on each Series D preferred share is $3.625, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, as and if declared by our board of trustees. Holders of the Series D preferred shares generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances. The Series D preferred shares are convertible, at the holder’s option, at any time and from time to time, subject to certain restrictions on ownership and transfer, into our common shares at an initial conversion rate of 3.4699 common shares per Series D preferred share, subject to adjustment. At our option and based on the market price of our common shares, we may cause the Series D preferred shares to be automatically converted into a number of common shares for each Series D preferred share equal to the conversion rate then in effect.
The register and transfer agent for any preferred shares will be set forth in the applicable prospectus supplement.
Reference is made to the prospectus supplement relating to the preferred shares offered thereby for specific terms, including:

•	the title and stated value of such preferred shares;

•	the number of such preferred shares being offered, the liquidation preference per share and the offering price of such preferred shares;

•	the distribution rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

•	the date from which distributions on such preferred shares shall accumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for such preferred shares;

•	the provision for a sinking fund, if any, for such preferred shares;

•	the provisions for redemption, if applicable, of such preferred shares;

•	any listing of such preferred shares on any securities exchange;

•	the terms and conditions, if applicable, upon which such preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);

•	a discussion of U.S. federal income tax considerations applicable to such preferred shares;

•
the relative ranking and preferences of such preferred shares as to distribution rights (including whether any liquidation preference as to the preferred shares will be treated as a liability for purposes of determining the availability of assets of ours for distributions to holders of common or preferred shares remaining junior to the preferred shares as to distribution rights) and rights upon liquidation, dissolution or winding up of our affairs;

•
any limitations on issuance of any class or series of preferred shares ranking senior to or on a parity with such class or series of preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on direct or beneficial ownership and restrictions on transfer of such preferred shares, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred shares.
Rank
Unless otherwise specified in the applicable prospectus supplement, the preferred shares will, with respect to distribution rights and/or rights upon liquidation, dissolution or winding up, rank (i) senior to all classes or series of common shares, and to all equity securities ranking junior to such preferred shares with respect to our distribution rights and/or rights upon liquidation, dissolution or winding up of, as the case may be; (ii) on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred shares with respect to distribution rights and/or rights upon liquidation, dissolution or winding up, as the case may be; and (iii) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred shares with respect to distribution rights and/or rights upon liquidation, dissolution or winding up, as the case may be.
Distributions
Unless otherwise specified in the applicable prospectus supplement, holders of preferred shares will be entitled to receive, when, as and if authorized by our board of trustees, out of assets of ours legally available for payment, cash distributions at such rates (or method of calculation thereof) and on such dates as will be set forth in the applicable prospectus supplement. Each such distribution shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by our board of trustees.
Distributions on any class or series of the preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Distributions, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of trustees fails to authorize a distribution payable on a distribution payment date on any class or series of the preferred shares for which distributions are noncumulative, then the holders of such class or series of the preferred shares will have no right to receive a distribution in respect of the distribution period ending on such distribution payment date, and we will have no obligation to pay the distribution accrued for such period, whether or not distributions on such class or series are authorized for payment on any future distribution payment date.
Unless otherwise specified in the applicable prospectus supplement, if any preferred shares of any class or series are outstanding, no full distributions will be authorized or paid or set apart for payment on the preferred shares of ours of any other class or series ranking, as to distributions, on a parity with or junior to the preferred shares of such class or series for any period unless (i) if such class or series of preferred shares has a cumulative distribution, full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the preferred shares of such class or series for all past distribution periods or (ii) if such class or series of preferred shares does not have a cumulative distribution, full distributions for the then current distribution period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the preferred shares of such class or series. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the preferred shares of any class or series and the shares of any other class or series of preferred shares ranking on a parity as to distributions with the preferred shares of such class or series, all distributions authorized upon the preferred shares of such class or series and any other class or series of preferred shares ranking on a parity as to distributions with such preferred shares shall be authorized pro rata so that the amount of distributions authorized per share on the preferred shares of such class or series and such other class or series of preferred shares shall in all cases bear to each other the same ratio that accrued and unpaid distributions per share on the preferred shares of such class or series (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such preferred shares do not have a cumulative distribution) and such other class or series of preferred shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on preferred shares of such class or series which may be in arrears.
Except as provided in the immediately preceding paragraph, or in the applicable prospectus supplement, unless (i) if such class or series of preferred shares has a cumulative distribution, full cumulative distributions on the preferred shares of such class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and (ii) if such class or series of preferred shares does not have a cumulative distribution, full distributions on the preferred shares of such class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, no distributions (other than in common shares or other shares of beneficial interest ranking junior to the preferred shares of such class or series as to distributions and upon liquidation, dissolution or winding up of our affairs) shall be authorized or paid or set aside for payment or other distribution upon the common shares or any other shares of beneficial interest of us ranking junior to or on a parity with the preferred shares of such class or series as to distributions or upon liquidation, dissolution or winding up of our affairs, nor shall any common shares or any other shares of beneficial interest ranking junior to or on a parity with the preferred shares of such class or series as to distributions or upon liquidation, dissolution or winding up of our affairs be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of beneficial interest) by us (except by conversion into or exchange for other shares of beneficial interest ranking junior to the preferred shares of such class or series as to distributions and upon liquidation, dissolution or winding up of our affairs). The foregoing restrictions will not limit the acquisition of shares of beneficial interest ranking junior to or on parity with the preferred shares of such class or series to the extent necessary to preserve our qualification as a REIT.
Any distribution payment made on a class or series of preferred shares shall first be credited against the earliest accrued but unpaid distribution due with respect to shares of such class or series which remains payable.
Redemption
If so provided in the applicable prospectus supplement, the preferred shares of any class or series will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
The prospectus supplement relating to a class or series of preferred shares that is subject to mandatory redemption will specify the number of such preferred shares that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid distributions thereon (which shall not, if such preferred shares does not have a cumulative distribution, include any accumulation in respect of unpaid distributions for prior distribution periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any class or series is payable only from the net proceeds of the issuance of shares of beneficial interest, the terms of such preferred shares may provide that, if no such shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred shares shall automatically and mandatorily be converted into shares of the applicable shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.
Notwithstanding the foregoing, but subject to the provisions of the applicable prospectus supplement, unless (i) if such class or series of preferred shares has a cumulative distribution, full cumulative distributions on all shares of such class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and (ii) if such class or series of preferred shares does not have a cumulative distribution, full distributions on all shares of such class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, no shares of such class or series of preferred shares shall be redeemed unless all outstanding preferred shares of such class or series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such class or series, and, unless (a) if such class or series of preferred shares has a cumulative distribution, full cumulative distributions on all outstanding shares of such class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and (b) if such class or series of preferred shares does not have a cumulative distribution, full distributions on all shares of such class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, we shall not purchase or otherwise acquire directly or indirectly any preferred shares of such class or series

(except by conversion into or exchange for shares of beneficial interest ranking junior to the preferred shares of such class or series as to distributions and upon liquidation). The foregoing restrictions will not limit the acquisition of shares of beneficial interest ranking junior to or on parity with the preferred shares of such class or series to the extent necessary to preserve our qualification as a REIT.
If fewer than all of the outstanding preferred shares of any class or series are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.
Unless otherwise provided in the applicable prospectus supplement, a notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred shares of any class or series to be redeemed at the address shown on our stock transfer books. Each notice shall state: (i) the redemption date, (ii) the number of shares and class or series of the preferred shares to be redeemed, (iii) the redemption price, (iv) the place or places where certificates for such preferred shares are to be surrendered for payment of the redemption price, (v) that distributions on the shares to be redeemed will cease to accrue on such redemption date, and (vi) the date upon which the holder’s conversion rights, if any, as to such shares shall terminate. If fewer than all the preferred shares of any class or series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of preferred shares to be redeemed from each such holder. If notice of redemption of any preferred shares has been properly given and if the funds necessary for such redemption have been irrevocably set aside by us in trust for the benefit of the holders of any preferred shares so called for redemption, then from and after the redemption date distributions will cease to accrue on such preferred shares, such preferred shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. Any moneys so deposited which remain unclaimed by the holders of such preferred shares at the end of two years after the redemption date will be returned by the applicable bank or trust company to us.
Liquidation Preference
Unless otherwise provided in the applicable prospectus supplement, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of shares of beneficial interest ranking junior to any class or series of preferred shares in the distribution of assets upon our liquidation, dissolution or winding up, the holders of such class or series of preferred shares shall be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such preferred shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of such class or series of preferred shares will have no right or claim to any of the remaining assets of ours. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all such outstanding preferred shares and the corresponding amounts payable on all of our shares of other classes or series of shares of beneficial interest of ranking on a parity with such class or series of preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of such class or series of preferred shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
If the liquidating distributions shall have been made in full to all holders of a class or series of preferred shares, the remaining assets of ours shall be distributed among the holders of any other classes or series of shares of beneficial interest ranking junior to such class or series of preferred shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For purposes of this section, a distribution of assets in any dissolution, winding up or liquidation will not include (i) any consolidation or merger of us with or into any other corporation, (ii) our dissolution, liquidation, winding up, or reorganization immediately followed by organization of another entity to which such assets are distributed or (iii) a sale or other disposition of all or substantially all of our assets to another entity; provided that, in each case, effective provision is made in the charter of the resulting and surviving entity or otherwise for the recognition, preservation and protection of the rights of the holders of preferred shares. In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of our shares or otherwise is permitted under Maryland law, no effect shall be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of our shares whose preferential rights upon dissolution are superior to those receiving the distribution.

Voting Rights
Holders of any class or series of preferred shares will not have any voting rights, except as set forth below or as otherwise indicated in the applicable prospectus supplement.
Unless provided otherwise for any class or series of preferred shares, so long as any preferred shares remain outstanding, we will not, without the affirmative vote or consent of the holders of a majority of the shares of each class or series of preferred shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such class or series voting separately as a class or series), (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to such class or series of preferred shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of beneficial interest into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Declaration of Trust, including the applicable articles supplementary for such class or series of preferred shares, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such class or series of preferred shares or the holders thereof; provided, however, that any increase in the amount of the authorized preferred shares or the creation or issuance of any other class or series of preferred shares, or any increase in the amount of authorized shares of such class or series or any other class or series of preferred shares, in each case ranking on a parity with or junior to the preferred shares of such class or series with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be affected, all outstanding shares of such class or series of preferred shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.
Whenever distributions on any preferred shares shall be in arrears for six or more quarterly periods, the holders of such preferred shares (voting together as a class or series with all other class or series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees of ours until, (i) if such class or series of preferred shares has a cumulative distribution, all distributions accumulated on such preferred shares for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment or (ii) if such class or series of preferred shares does not have a cumulative distribution, four consecutive quarterly distributions shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment. In such case, our entire board of trustees will be increased by two trustees.
Conversion Rights
The terms and conditions, if any, upon which any class or series of preferred shares are convertible into common shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred shares.
Restrictions on Ownership and Transfer
For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) during the last half of a taxable year, and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). Therefore, the Declaration of Trust imposes certain restrictions on the ownership and transferability of preferred shares. For a general description of such restrictions, see “Description of Common Shares - Restrictions on Ownership and Transfer.” All certificates evidencing preferred shares will bear a legend referring to these restrictions.

DESCRIPTION OF COMMON SHARES
This section describes the general terms and provisions of our common shares of beneficial interest, par value $0.01 per share. This summary is not complete. We have incorporated by reference our Declaration of Trust and our bylaws, as amended and restated (our “Bylaws”) as exhibits to the registration statement of which this prospectus is a part. We have also incorporated by reference in this prospectus a description of our common shares which is contained in other documents we have filed with the SEC. You should read these other documents before you acquire any common shares. The statements below describing the common shares are in all respects subject to, and qualified in their entirety by reference to, the applicable provisions of our Declaration of Trust and our Bylaws.
Common Shares
Certain rights that accompany the ownership of our common shares may be subject to the preferential rights of other classes or series of our shares and to the provisions of our Declaration of Trust regarding restrictions on ownership and transfer of our shares.
General
Our authorized capital includes 120,000,000 common shares, of which 79,757,024 shares were issued and outstanding as of March 31, 2019. All common shares offered pursuant to any prospectus supplement will, when issued in exchange for the consideration therefor, be duly authorized, fully paid and non-assessable. This means that the full price for our common shares will be paid at issuance and that you, as a purchaser of such common shares will not be later required to pay us any additional monies for such common shares.
Dividends
Subject to the preferential rights of any shares or class or series of beneficial interest that we may issue in the future, and to the provisions of the Declaration of Trust regarding the restriction on transfer and ownership of common shares, holders of common shares are entitled to receive dividends on such shares out of our funds that we can legally use to pay dividends, when, as and if such dividends are declared by our board of trustees.
Voting Rights
Subject to the provisions of our Declaration of Trust regarding restrictions on the transfer and ownership of shares of beneficial interest, the holders of common shares have the exclusive power to vote on all matters presented to our shareholders unless the terms of any outstanding preferred shares give the holders of preferred shares the right to vote on certain matters or generally. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. There is no cumulative voting in the election of our trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election, and the votes held by the holders of the remaining common shares, if any, will not be sufficient to elect any trustee.
Other Rights
Subject to the provisions of our Declaration of Trust regarding restrictions on the transfer and ownership of shares of beneficial interest, each common share has equal distribution, liquidation and other rights, and has no preference, conversion, sinking fund, redemption or preemptive rights.
Pursuant to our Declaration of Trust and Maryland law, certain mergers, any consolidation or sale of all or substantially all of our assets or dissolution require the affirmative vote of at least two-thirds of all the votes entitled to be cast by our shareholders on the matter. Any amendment to our Declaration of Trust, other than an amendment of any of the sections of our Declaration of Trust which provide that the matters described in the foregoing sentence must be approved by a two-thirds vote, requires the affirmative vote of at least a majority of all the votes entitled to be cast by our shareholders on the matter. Subject to any rights of holders of one or more classes or series of our preferred shares to elect one or more trustees, at a meeting of our shareholders, the affirmative vote of at least two-thirds of our shareholders entitled to vote generally in the election of trustees is required in order to remove a trustee. Our Declaration of Trust authorizes our board of trustees to increase or decrease the aggregate number of our authorized shares of beneficial interest and the number of shares of any class or series of beneficial interest without shareholder approval.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company.

Restrictions On Ownership And Transfer
In order for us to qualify as a REIT, we must not be “closely held” as determined under Section 856(h) of the Code. We will not be considered “closely held” if no more than 50% in value of our outstanding shares is actually or constructively owned by five or fewer individuals (as determined by applying certain attribution rules under the Code) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made) or during a proportionate part of a shorter taxable year. In addition, in order for us to qualify as a REIT, we must satisfy two gross income tests that require us to derive a certain percentage of our income from certain qualifying sources, including rents from real property. If we, or an owner of 10% or more of our shares, actually or constructively owns 10% or more of one of our tenants (or a tenant of any partnership in which we are a partner), the rent we receive (either directly or through any such partnership) from such tenant (referred to in this section as a “Related Party Tenant”) will not be treated as qualifying rent for purposes of the REIT gross income tests. Moreover, in order for us to qualify as a REIT, at least 100 persons must beneficially own our shares during 335 or more days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which we elected to be treated as a REIT).
In order to assist us in preserving our REIT status, our Declaration of Trust prohibits:

•
any person from actually or constructively owning our shares that would cause us to be “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT, including by reason of receiving rents from tenants that are “Related Party Tenants” in an amount that would cause us to fail to satisfy one or both of the REIT gross income tests, and

•	any person from transferring our shares if the transfer would cause our shares to be beneficially owned by fewer than 100 persons.
In addition, to assist us in avoiding a transfer of shares that would cause us to become “closely held” or the receipt of rent from a Related Party Tenant, our Declaration of Trust, subject to customary exceptions, provides that no holder may actually or constructively own more than the “ownership limit” as determined by applying certain attribution rules under the Code. The “ownership limit” means:

•	with respect to our common shares, 9.8%, in value or number of shares, whichever is more restrictive, of our outstanding common shares, and

•
with respect to any class or series of our preferred shares, 9.8%, in value or number of shares, whichever is more restrictive, of the outstanding shares of the applicable class or series of our preferred shares.

The attribution rules under the Code are complex and may cause common shares actually or constructively owned by a group of related individuals and/or entities to be treated as being constructively owned by one individual or entity. As a result, the acquisition by an individual or entity of less than 9.8% of our common shares (or the acquisition by an individual or entity of an interest in an entity that actually or constructively owns our common shares) could cause such individual or entity, or another individual or entity, to constructively own in excess of 9.8% of our outstanding common shares and, thus, subject those common shares to the ownership limit.
Our Declaration of Trust provides that our board of trustees may, in its sole discretion and upon the vote of 75% of its members, grant an exemption from the ownership limit with respect to a person (or more than one person) who would not be treated as an “individual” for purposes of the Code if such person submits to the board information satisfactory to the board, in its reasonable discretion, demonstrating that:

•	such person is not an “individual” for purposes of the Code,

•	such person’s share ownership will not cause a person who is an “individual” to be treated as owning common shares in excess of the ownership limit, applying the attribution rules under the Code, and

•	such person’s share ownership will not otherwise jeopardize our REIT status.
As a condition of a waiver, our board of trustees may, in its reasonable discretion, require undertakings or representations from such person to ensure that the conditions described above are satisfied and will continue to be satisfied for as long as such person owns shares in excess of the ownership limit.
Our Declaration of Trust provides that, under some circumstances, our board of trustees may, in its sole discretion and upon the vote of 75% of its members, grant an exemption for individuals to acquire preferred shares in excess of the ownership limit.

Our Declaration of Trust provides that our board of trustees also has the authority to increase the ownership limit from time to time, but it does not have the authority to do so to the extent that, after giving effect to an increase, five beneficial owners of our common shares could beneficially own in the aggregate more than 49.5% of the value of our outstanding common shares.
Any person who acquires, or attempts or intends to acquire, actual or constructive ownership of our shares that violates or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice to us immediately and provide us with any information that we may request in order to determine the effect of the transfer on our REIT status.
If any purported transfer of our shares or any other event would otherwise result in any person violating the ownership limit or the other restrictions in our Declaration of Trust, then our Declaration of Trust provides that the purported transfer will be void and of no force or effect with respect to the purported transferee as to that number of shares that exceeds the ownership limit and the purported transferee will acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any shares in excess of the ownership limit will cease to own any right or interest) in those excess shares. Our Declaration of Trust provides that any excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. This automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our Declaration of Trust) prior to the date of the violating transfer.
Within 20 days of receiving notice from us of the transfer of shares to the trust, our Declaration of Trust provides that the trustee of the trust (who will be designated by us and who will not be affiliated with us and the purported transferee or owner) will be required to sell the excess shares to a person or entity who could own those shares without violating the ownership limit and distribute to the purported transferee an amount equal to the lesser of the price paid by the purported transferee for the excess shares or the sales proceeds received by the trust for the excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), our Declaration of Trust provides that the trustee will be required to sell the excess shares to a qualified person or entity and distribute to the purported owner an amount equal to the lesser of the fair market value of the excess shares as of the date of the event or the sales proceeds received by the trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the purported transferee or owner, as applicable, will be distributed to the beneficiary of the trust.
Prior to a sale of any excess shares by the trust, our Declaration of Trust provides that the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and also will be entitled to exercise all voting rights with respect to the excess shares. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority (at the trustee’s sole discretion and subject to applicable law) (1) to rescind as void any vote cast by a purported transferee prior to the discovery by us that its shares have been transferred to the trust and (2) to recast votes in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust. Our Declaration of Trust provides that any dividend or other distribution paid to the purported transferee or owner (prior to the discovery by us that its shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the beneficiary of the trust.
If the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the ownership limit, then our Declaration of Trust provides that the transfer of the excess shares will be void.
In addition, our Declaration of Trust provides that our shares held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the fair market value at the time of that devise or gift) and (2) the fair market value of such shares on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares of beneficial interest held in the trust. Upon the sale to us, our Declaration of Trust provides that the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the purported owner.
All certificates evidencing our shares will bear a legend referring to the restrictions described above and a statement that we will furnish a copy of our Declaration of Trust to a shareholder on request and without charge.
All persons who own, either actually or constructively by application of the attribution rules under the Code, more than 5% (or other percentage between 1/2 of 1% and 5% as provided in applicable rules and regulations under the Code) of the lesser of the number or value of our outstanding shares must give a written notice to us by January 30 of each year. In addition, each shareholder will, upon demand, be required to disclose to us in writing information with respect to the direct, indirect and constructive ownership of our shares that our board of trustees deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine our compliance with such provisions or requirements.

DESCRIPTION OF DEPOSITARY SHARES
We may issue receipts for depositary shares, each of which will represent a fractional interest in a preferred share of a particular class or series, as specified in the applicable prospectus supplement which will more fully describe the terms of those depositary shares. A class or series of our preferred shares represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a preferred share of a particular class or series represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the class or series of preferred shares represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred shares by us to the preferred share depositary, we will cause the preferred share depositary to issue, on our behalf, the depositary receipts. The following summary is not complete and is subject to and qualified in its entirety by the underlying deposit agreement and the depositary receipt which we will file with the SEC at or prior to the time of the sale of the depositary shares.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of those depositary receipts owned by those holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary, unless the depositary determines that it is not feasible to make that distribution, in which case the depositary may, with our approval, sell that property and distribute the net proceeds from that sale to those holders.
Withdrawal of Preferred Shares
Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption or converted into excess preferred shares or otherwise), the holders thereof will be entitled to delivery at that office, to or upon that holder’s order, of the number of whole or fractional preferred shares of the class or series and any money or other property represented by the depositary shares evidenced by those depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional preferred shares of the related class or series on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of those preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the preferred shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Redemption of Depositary Shares
Whenever we redeem preferred shares of a class or series held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing preferred shares of the class or series so redeemed, provided we shall have paid in full to the depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption.
The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per preferred share payable with respect to that class or series. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the issuance of any excess preferred shares.
From and after the date fixed for redemption, all dividends in respect of the preferred shares of a class or series so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon their redemption and any money or other property to which the holders of those depositary receipts were entitled upon their redemption and surrender thereof to the depositary.

Voting
Upon receipt of notice of any meeting at which the holders of a class or series of preferred shares deposited with the depositary are entitled to vote, the depositary will mail the information contained in that notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent that class or series of preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for that class or series of preferred shares) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by that holder’s depositary shares. The depositary will vote the amount of that class or series of preferred shares represented by those depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the amount of that class or series of preferred shares represented by those depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing those depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as that action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares evidenced by that depositary receipt, as set forth in the applicable prospectus supplement.
Conversion
The depositary shares will not be convertible directly into our common shares or any other of our securities or property, except in connection with exchanges to preserve our status as a REIT. Holders of depositary receipts evidencing convertible preferred shares may surrender the depositary receipts to the depositary with instructions directing us to convert the class or series of preferred shares represented by the related depositary shares into whole common shares, other preferred shares or other securities if specified in the prospectus supplement relating to the offering of the depositary shares. When we receive these instructions, and the payment of any applicable fees, we will convert or exchange the preferred shares using the same procedures as we use for the delivery of preferred shares. If a holder is converting only part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted. We will not issue any fractional common shares upon conversion, and if a conversion would result in a fractional common share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of our common shares on the last business day prior to the conversion.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.
The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related preferred share shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.
Miscellaneous
The depositary will forward to holders of depositary receipts any reports and communications from the trust which are received by the depositary with respect to the related preferred shares.
Neither the depositary nor the trust will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.
In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.
Restrictions on Ownership and Transfer
Holders of depositary receipts will be subject to the ownership and transfer restrictions of our Declaration of Trust. For a general description of such restrictions, see “Description of Common Shares - Restrictions on Ownership and Transfer.”

DESCRIPTION OF WARRANTS
We have no outstanding warrants to purchase our common shares or outstanding warrants to purchase our preferred shares. We may issue warrants for the purchase of common shares or preferred shares. We may issue warrants independently or together with any other securities offered by any prospectus supplement, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement, which we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. The following summary is not complete and is subject to and qualified in its entirety by the provisions of the warrant agreement and the warrant certificates relating to each series of warrants which will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of warrants.
The prospectus supplement relating to any warrants we are offering will describe the specific terms relating to the offering, including some or all of the following:

•	the title of the warrants,

•	the offering price,

•	the exercise price of the warrants,

•
the aggregate number of common or preferred shares purchasable upon exercise of the warrants and, in the case of warrants for preferred shares, the designation, aggregate number and terms of the class or series of preferred shares purchasable upon exercise of the warrants,

•	the designation and terms of the other securities with which the warrants are being offered and the number of warrants being offered with each such security,

•	the date, if any, on and after which the warrants and any related class or series of common shares or preferred shares will be transferable separately,

•	the date on which the right to exercise the warrants will commence and the date on which such right shall expire,

•	the minimum or maximum amount of the warrants which may be exercised at any one time,

•	information with respect to book-entry procedures, if any,

•	any U.S. federal income tax considerations, and

•	any other material terms of the warrants.

DESCRIPTION OF RIGHTS
We may from time to time, issue rights to our shareholders for the purchase of common shares, preferred shares or other securities. Each series of rights will be issued under a separate rights agreement to be entered into between the Company, from time to time, and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of ours in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of rights.
The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:

•	the date for determining the shareholders entitled to the rights distribution;

•	the aggregate number of common shares or other securities purchasable upon exercise of the rights and the exercise price and any adjustments to such exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights shall commence and the date on which the right shall expire;

•	any special U.S. federal income tax consequences; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND AMENDED AND RESTATED BYLAWS
The following description of certain provisions of Maryland law and of our Declaration of Trust and Bylaws is only a summary and is in all respects subject to, and qualified in its entirety by reference to, the applicable provisions of Maryland law, our Declaration of Trust and our Bylaws. For a complete description, we refer you to Maryland law, our Declaration of Trust and our Bylaws. See “Where You Can Find More Information.”
Our Board of Trustees
Our Declaration of Trust provides that the number of trustees will be nine, which number may be increased or decreased pursuant to the Bylaws. Our Bylaws provide that a majority of the entire board of trustees may establish, increase or decrease the number of trustees serving on our board of trustees. Any vacancy on our board of trustees, other than a vacancy created as a result of the removal of any trustee by the action of the shareholders, shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the trustees.
Our Declaration of Trust provides that at each annual meeting of shareholders our trustees will be elected to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualify. Holders of our common shares have no right to cumulative voting in the election of trustees. Consequently, the holders of a majority of our common shares will be able to elect all of our trustees at each annual meeting of shareholders. Additionally, in the event that dividends on our Series D preferred shares are in arrears for six or more quarterly periods, whether or not consecutive, the number of trustees then constituting the board will increase by two and the holders of our Series D preferred shares, voting separately as a class with holders of all other series of preferred shares ranking on a parity with the Series D preferred shares and upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of a total of two additional trustees for a limited time.
Removal Of Trustees
Our Declaration of Trust provides that, subject to any rights of holders of one or more classes or series of preferred shares to elect and remove one or more trustees, any trustee may be removed at any time, with or without cause, at a meeting of the shareholders, by the affirmative vote of the holders of not less than two-thirds of the shares then outstanding and entitled to vote generally in the election of trustees. If any trustee shall be so removed, our shareholders may take action to fill the vacancy so created. Our Bylaws provide that an individual so elected as trustee by the shareholders shall hold office for the unexpired term of the trustee whose removal created the vacancy.
Business Combinations
Under Maryland law, “business combinations” between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include, among other things specified in the statute, a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the trust’s shares; or

•
an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the trust.

A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which such person or entity otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of trustees.

After the five-year prohibition, any business combination between the Maryland trust and an interested shareholder generally must be recommended by the board of trustees of the trust and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

•
two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the trust’s common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has adopted a resolution that any business combination between us and any other person or entity is exempted from the provisions of the statute described in the preceding paragraphs. This resolution, however, may be altered or repealed, in whole or in part, by our board of trustees at any time.
The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
Maryland law provides that holders of control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by trustees who are employees of the trust are excluded from shares entitled to vote on the matter. Control shares are voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (ii) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.
Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. This provision of our Bylaws may not be repealed or amended, nor may another provision that is inconsistent with this provision be adopted in either our Bylaws or our Declaration of Trust, except upon the affirmative vote of a majority of all the votes cast by our shareholders at a meeting of shareholders duly called and at which a quorum is present.

Merger; Amendment To The Declaration Of Trust
Under Maryland law, a Maryland REIT generally cannot amend its declaration of trust or merge with another entity, unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland REIT may provide in its declaration of trust for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Declaration of Trust does not provide for a lesser percentage of shareholder votes for approval of a merger in which we are not the successor but does provide that most amendments to our Declaration of Trust may be approved by the affirmative vote of a majority of all votes entitled to be cast by our shareholders on the matter. However, amendments to provisions of our Declaration of Trust relating to the following: (1) our merger into another entity, (2) our consolidation with one or more other entities into a new entity, (3) the sale, lease, exchange or transfer of all or substantially of our assets, or (4) the termination of our existence must be approved by the affirmative vote of at least two-thirds of all votes entitled to be cast by our shareholders on the matter. Under Maryland law, the declaration of trust of a Maryland real estate investment trust may permit the trustees, by a two-thirds vote, to amend the declaration of trust from time to time to qualify as a REIT under the Code or a real estate investment trust under Maryland law governing real estate investment trusts, without the affirmative vote or written consent of the shareholders. Our Declaration of Trust permits such action by our board of trustees.
Transfer of Assets; Consolidation
Our Declaration of Trust provides that, subject to the provisions of any class or series of our shares outstanding, we may merge into another entity, consolidate with another entity or entities into a new entity, or sell, lease, exchange or transfer all or substantially all of our property, if such action is approved by our board of trustees and by the affirmative vote of at least two-thirds of all of the votes entitled to be cast by our shareholders on the matter.
Termination Of The Trust
Subject to the provisions of any class or series of our shares at the time outstanding, our existence may be terminated at any meeting of our shareholders by the affirmative vote of at least two-thirds of all of the votes entitled to be cast by our shareholders on the matter.
Advance Notice Of Trustee Nominations And New Business
Our Bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to the board of trustees and the proposal of business to be considered by our shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees or (3) by any shareholder who was a shareholder of record both at the time of giving notice and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of our Bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the special meeting. Nominations of persons for election to the board of trustees at a special meeting of shareholders at which trustees are to be elected may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees, or (3) provided that the board of trustees has determined that trustees shall be elected at such special meeting, by any shareholder who was a shareholder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of our Bylaws.
Unsolicited Takeovers
Under certain provisions of Maryland law relating to unsolicited takeovers, a Maryland real estate investment trust with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent trustees may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify our board of trustees into three classes with staggered terms of three years each and vest in our board of trustees the exclusive right to determine the number of trustees and the exclusive right by the affirmative vote of a majority of the remaining trustees, to fill vacancies on the board of trustees, even if the remaining trustees do not constitute a quorum. These statutory provisions also provide that any trustee elected to fill a vacancy shall hold office for the remainder of the full term of the class of trustees in which the vacancy occurred, rather than the next annual meeting of trustees as would otherwise be the case, and until his successor is elected and qualified. Finally, these statutory provisions provide that a special meeting of shareholders need be called only upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast at the special meeting.
An election to be subject to any or all of the foregoing statutory provisions may be made in our Declaration of Trust or Bylaws, or by resolution of our board of trustees. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our Declaration of Trust or Bylaws provide to the contrary.

Through provisions in our Declaration of Trust and Bylaws unrelated to the foregoing statutory provisions, a two-thirds vote is required to remove any trustee from our board of trustees and, unless called by our chairman of the board, our president or one-third of our trustees, the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting is required to call a special meeting of shareholders. If we made an election to be subject to the statutory provisions described above and our board of trustees were divided into three classes with staggered terms of office of three years each, the classification and staggered terms of office of our trustees would make it more difficult for a third party to gain control of our board of trustees since at least two annual meetings of shareholders, instead of one, generally would be required to effect a change in the majority of our board of trustees. Moreover, if we made an election to be subject to the statutory provisions described above, our board of trustees would have the exclusive right to determine the number of trustees and the exclusive right to fill vacancies on the board of trustees, and any trustee elected to fill a vacancy would hold office for the remainder of the full term of the class of trustees in which the vacancy occurred.
We have not elected to become subject to the foregoing statutory provisions relating to unsolicited takeovers. However, we could, by resolutions adopted by our board of trustees and without shareholder approval, elect to become subject to any or all of these statutory provisions.
Anti-Takeover Effect Of Certain Provisions Of Maryland Law, The Declaration Of Trust, And Bylaws
The business combination provisions of Maryland law, if we decide in the future to rescind our election to be exempt therefrom, the control share acquisition provisions of Maryland law, if the applicable provision in our Bylaws is rescinded, the unsolicited takeover provisions of Maryland law, if we elect to become subject thereto, the provisions of our Declaration of Trust on the removal of trustees, the advance notice provisions of our Bylaws, and certain other provisions of our Declaration of Trust and Bylaws, could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common shares or otherwise be in their best interest.
Power To Reclassify Our Shares
Our Declaration of Trust authorizes our board of trustees to classify and reclassify any of our unissued common shares and preferred shares into other classes or series of shares. Prior to issuance of shares of each class or series, our board of trustees is required by Maryland law and by our Declaration of Trust to set, subject to the restrictions on transfer and ownership of shares contained in our Declaration of Trust, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of trustees could authorize the issuance of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common shares or otherwise be in their best interest.
Power To Increase Our Authorized Capital and to Issue Additional Common Shares And Preferred Shares
Our Declaration of Trust authorizes our board of trustees, without the approval of our shareholders, to amend our Declaration of Trust from time to time to increase or decrease the aggregate number of common shares and/or preferred shares or the number of shares of any class or series that we have authority to issue.
We believe that the power to increase our authorized capital, to issue additional common shares or preferred shares and to classify or reclassify unissued common or preferred shares and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax consequences and considerations relating to the acquisition, holding, and disposition of our securities. For purposes of this discussion under the heading “Certain U.S. Federal Income Tax Considerations,” “we,” “our,” “us,” and the “Company” refer to RPT Realty, but excluding all its subsidiaries and affiliated entities, and the “Operating Partnership” refers to RPT Realty, L.P. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department (which are referred to in this section as “Treasury Regulations”), rulings and other administrative pronouncements issued by the Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any description of the tax consequences summarized below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. This summary is also based upon the assumption that our operation and the operation of each of our subsidiaries and affiliated entities will be in accordance with any applicable organizational documents or partnership or limited liability company operating agreement. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	persons who mark-to-market our securities;

•	subchapter S corporations;

•	U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive securities through the exercise of employee stock options or otherwise as compensation;

•	persons holding securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding our securities through a partnership or similar pass-through entity;

•	except to the extent discussed below, tax-exempt organizations; and

•	except to the extent discussed below, foreign investors.
In addition, certain U.S. expatriates, including certain individuals who have lost U.S. citizenship and “long-term residents” (within the meaning of Section 877(e)(2) of the Code) who have ceased to be lawful permanent residents of the United States, are subject to special rules.
This summary assumes that investors will hold their securities as capital assets, which generally means assets held for investment.
The U.S. federal income tax treatment of holders of securities depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of holding securities to any particular holder will depend on the holder’s particular tax circumstances. You are urged to consult your own tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you (in light of your particular investment or tax circumstances) of acquiring, holding, exchanging, or otherwise disposing of securities.
Taxation of the Company
We have elected to be a REIT for U.S. federal income tax purposes under Sections 856 through 860 of the Code and applicable provisions of the Treasury Regulations, which set forth the requirements for qualifying as a REIT. Our policy has been and is to operate in such a manner as to qualify as a REIT for U.S. federal income tax purposes. If we so qualify, then we will generally not be subject to U.S. federal income tax on income we currently distribute to our shareholders. For any year in which we do not meet the requirements for qualification as a REIT, we will be taxed as a corporation. See “- Failure to Qualify” below.
We have received an opinion from Honigman LLP, our tax counsel, to the effect that since the commencement of our taxable year that began January 1, 2018, we have been organized and have operated in conformity with the requirements for qualification as a REIT under the Code, and that our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. A copy of this opinion is filed as an exhibit to the registration statement of which this prospectus is a part. It must be emphasized that the opinion of Honigman LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by our management regarding our assets and the past, present, and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Honigman LLP or by us that we will so qualify for any particular year. The opinion was expressed as of the date issued and will not cover subsequent periods. Honigman LLP will have no obligation to advise us or the holders of our securities of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge, or a court will not rule contrary to, the conclusions set forth in such opinions.
Our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual operating results, distribution levels, ownership of assets and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, our compliance with which has not been, and will not be, reviewed by Honigman LLP. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain of our affiliated entities, which may not have been reviewed by Honigman LLP. Accordingly, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “- Requirements for Qualification - General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our REIT status, or that we will be able to operate in accordance with the REIT requirements in the future.
As a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our net income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that results from investment in a corporation or an entity treated as a corporation for U.S. federal income tax purposes. Rather, income generated by a REIT generally is taxed only at the shareholder level upon a distribution of dividends by the REIT. Net operating losses, foreign tax credits and other tax attributes of a REIT do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “U.S. Federal Income Taxation of Shareholders” below.
As a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

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For taxable years prior to 2018, under certain circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference, and, in computing “alternative minimum taxable income” subject to such tax, deductions for net operating losses carried from any other year(s) would be limited.

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If we have net income from “prohibited transactions” (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business) such income will be subject to a 100% excise tax. See “- Prohibited Transactions” and “- Foreclosure Property” below.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% excise tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax (currently at a 21% rate).

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We will be subject to a 100% penalty tax on any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a TRS of ours to any of our tenants. Redetermined deductions and excess interest represent amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been charged based on arm’s-length negotiations. Redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, us (other than services furnished or rendered to a tenant of ours) to the extent such income is lower than the income the TRS would have earned based on arm’s length negotiations. See “- Redetermined Rents, Redetermined Deductions, Excess Interest and Redetermined TRS Service Income” below.

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If we should fail to satisfy the 75% gross income test or the 95% gross income test discussed below, due to reasonable cause and not due to willful neglect and we maintain our qualification as a REIT as a result of specified cure provisions, we will be subject to a 100% tax on an amount equal to (1) the amount by which we fail the

75% gross income test or the amount by which we fail the 95% gross income test (whichever is greater), multiplied by (2) a fraction intended to reflect our profitability.

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If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% and 10% asset tests) described below, due to reasonable cause and not due to willful neglect, and we maintain our REIT qualification as a result of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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If we fail to satisfy any requirement of the Code for qualifying as a REIT, other than a failure to satisfy the REIT gross income tests or asset tests, and the failure is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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If we should fail to distribute during each calendar year at least the sum of (1) 85% of our “REIT ordinary income” (i.e., “REIT taxable income” excluding capital gain and without regard to the dividends paid deduction) for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such sum over the aggregate of amounts actually distributed and retained amounts on which income tax is paid at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet certain record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “- Requirements for Qualification - General.”

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If we acquire any asset from a subchapter C corporation in a transaction in which gain or loss is not recognized, and we subsequently recognize gain on the disposition of any such asset during the five-year period (to which we refer in this section as the “Recognition Period”) beginning on the date on which we acquire the asset, then the excess of (1) the fair market value of the asset as of the beginning of the Recognition Period, over (2) our adjusted basis in such asset as of the beginning of such Recognition Period (to which we refer in this section as “Built-in Gain”) will generally be (with certain adjustments) subject to tax at the highest corporate income tax rate. Similar rules would apply if within the five-year period beginning on the first day of a taxable year for which we re-qualify as a REIT after being subject to tax as a corporation under subchapter C of the Code for more than two years we were to dispose of any assets that we held on such first day.

•	Certain of our subsidiaries, including any TRSs, are corporations and their earnings are subject to corporate income tax.
In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes, and state and local income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not currently contemplated.
Requirements for Qualification - General
The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)
not more than 50% in value of the outstanding stock of which is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain tax-exempt entities) during the last half of each taxable year; and

(7)	that meets other tests described below, including tests with respect to the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. We believe that we have been organized and operated in a manner that has allowed us to satisfy the requirements set forth in (1) through (7) above. In addition, our Declaration of Trust currently includes certain restrictions regarding transfer of our shares of beneficial interest that are intended (among other things) to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above.
To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares in which the record holders are to disclose the actual owners of such shares (that is, the persons required to include in gross income the dividends we paid). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Our failure to comply with these record-keeping requirements could subject us to monetary penalties. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.
In addition, a trust may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.
Effect of Subsidiary Entities
Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership (treating, as a partner of a partnership for this purpose, a member of a limited liability company that is classified as a partnership for U.S. federal income tax purposes), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership, and the REIT will be deemed to be entitled to the income of the partnership attributable to such share. The character of the assets and gross income of the partnership (determined at the level of the partnership) are the same in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income and asset tests described below. Accordingly, our proportionate share of the assets, liabilities, and items of income of the Operating Partnership and our other subsidiary partnerships (provided that the subsidiary partnerships are not taxable as corporations for U.S. federal income tax purposes) is treated as our assets, liabilities and items of income for purposes of applying the requirements described in this summary (including the gross income and asset tests described below). One exception to the rule described above is that, for purposes of the prohibition against holding securities having a value greater than 10% of the total value of the outstanding securities of any one issuer discussed under “- Asset Tests” below, a REIT’s proportionate share of any securities held by a partnership is not based solely on its capital interest in the partnership but also includes its interest (as a creditor) in certain debt securities of the partnership (excluding “straight debt” and certain other securities described under “- Asset Tests” below). A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “Tax Aspects of Investment in the Operating Partnership.”
Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of applying the gross income and asset tests applicable to REITs summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities we wholly own, including single member limited liability companies, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of applying the REIT income and asset tests described below. Disregarded subsidiaries, along with our subsidiary partnerships, are sometimes referred to as “pass-through subsidiaries.” In the event that any of our disregarded subsidiaries ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or one of our other disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% (as measured by either voting power or value) of the securities of any one issuer. See “- Income Tests” and “- Asset Tests” below.
Taxable Subsidiaries. A REIT may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS of the REIT. In addition, a corporation (other than a REIT or qualified REIT subsidiary) is treated as a TRS if a TRS of a REIT owns, directly or indirectly, securities possessing more than 35% of the total voting power, or having more than 35% of the total value, of the outstanding securities of the corporation. We have made a joint election with RPT Realty, Inc., to treat RPT Realty, Inc. as a TRS. Moreover, we have interests in several other corporations treated as TRSs. The separate existence of a TRS (such as RPT Realty, Inc.) or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, RPT Realty, Inc. and our other TRSs are subject to corporate income tax on their earnings, and this may reduce the aggregate cash flow that we and our subsidiaries generate and thus our ability to make distributions to our shareholders.

A parent REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any undistributed income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes, as income, any dividends that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and undistributed income of taxable subsidiary corporations in determining the parent’s compliance with the REIT requirements, these entities may be used by the parent REIT indirectly to undertake activities that the applicable rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income, such as management fees, that do not qualify under the 75% and 95% gross income tests described below).
In addition, certain sections of the Code that are intended to ensure that transactions between a parent REIT and its TRS occur at arm’s length and on commercially reasonably terms may prevent a TRS from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the TRS’s debt to equity ratio and interest expense are not satisfied.
Income Tests
In order to maintain qualification as a REIT, we must annually satisfy two gross income requirements. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must derive from (1) investments in real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), interest income derived from mortgage loans secured by both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loans, and gains from the sale of real estate assets, or (2) certain kinds of temporary investment of new capital. Although a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) is treated as a “real estate asset” for purposes of the asset tests described below, neither interest on, nor gain from the sale of such debt instruments, is treated as qualifying income for the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.
Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must derive from some combination of such income from investments in real property and temporary investment of new capital (that is, income that qualifies under the 75% gross income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.
From time to time, we enter into transactions, such as interest rate swaps, that hedge our risk with respect to one or more of our assets or liabilities. Any income we derive from “hedging transactions” entered into prior to July 31, 2008, will be nonqualifying income for purposes of the 75% gross income test. Income from “hedging transactions” that are clearly identified in the manner specified by the Code will not constitute gross income, and will not be counted, for purposes of the 75% gross income test if entered into on or after July 31, 2008, and will not constitute gross income, and will not be counted, for purposes of the 95% gross income test if entered into on or after January 1, 2005. A “hedging transaction” means (i) any transaction entered into in the normal course of a trade or business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain (or any property which generates income or gain) that would be qualifying income under the 75% or 95% gross income test or (iii) any transaction entered into after December 31, 2015 to “offset” transactions described in (i) or (ii) if a portion of the hedged indebtedness is extinguished or the related property disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure our hedging activities in a manner that does not jeopardize our status as a REIT.
For purposes of satisfying the 75% and 95% gross income tests, “rents from real property” generally include rents from interests in real property, charges for services customarily furnished or rendered in connection with the rental of real property (whether or not such charges are separately stated), and rent attributable to personal property that is leased under, or in connection with, a lease of real property. However, the inclusion of these items as rents from real property is subject to the conditions described immediately below.

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Any amount received or accrued, directly or indirectly, with respect to any real or personal property cannot be based in whole or in part on the income or profits of any person from such property. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, amounts received or accrued based on income or profits do not include amounts received from a tenant based on the tenant’s income from the property if the tenant derives substantially all of its income with respect to such property from leasing or subleasing substantially all of such property, provided that the tenant receives from subtenants only amounts that would be treated as rents from real property if received directly by the REIT.

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Amounts received from a tenant generally will not qualify as rents from real property in satisfying the gross income tests if the REIT directly, indirectly, or constructively owns, (1) in the case of a tenant that is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of a tenant that is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. (Such a tenant is referred to in this section as a “Related Party Tenant.”) Rents that we receive from a Related Party Tenant that is also a TRS of ours, however, will not be excluded from the definition of “rents from real property” if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by our TRS are substantially comparable to rents paid by our other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled” TRS is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as rents from real property. For purposes of this rule, a “controlled” TRS is a TRS in which we own stock possessing more than 50% of the voting power or more than 50% of the total value.

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If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. The determination of whether more than 15% of the rents received by a REIT from a property is attributable to personal property is based upon a comparison of the fair market value of the personal property leased by the tenant to the fair market value of all the property leased by the tenant.

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Rents from real property do not include any amount received or accrued directly or indirectly by a REIT for services furnished or rendered to tenants of a property or for managing or operating a property, unless the services furnished or rendered, or management or operations provided, are of a type that a tax-exempt organization can provide to its tenants without causing its rental income to be unrelated business taxable income under the Code (that is, unless they are of a type “usually or customarily rendered in connection with the rental of space for occupancy only” or are not considered “primarily for the tenant’s convenience”). Services, management, or operations which, if provided by a tax-exempt organization, would give rise to unrelated business taxable income (referred to in this section as “Impermissible Tenant Services”) will not be treated as provided by the REIT if provided by either an “independent contractor” (as defined in the Code) who is adequately compensated and from whom the REIT does not derive any income, or by a TRS. If an amount received or accrued by a REIT for providing Impermissible Tenant Services to tenants of a property exceeds 1% of all amounts received or accrued by the REIT with respect to such property in any year, none of such amounts will constitute rents from real property. For purposes of this test, the income received from Impermissible Tenant Services is deemed to be at least 150% of the direct cost of providing the services. If the 1% threshold is not exceeded, only the amounts received for providing Impermissible Tenant Services will not constitute rents from real property.

Substantially all of our income derives from the Operating Partnership. The Operating Partnership’s income derives largely from rent attributable to real properties (which properties are referred to in this section as the “Properties”). The Operating Partnership also derives income from RPT Realty, Inc. (and, to a lesser extent, our other TRSs) insofar as they pay dividends on shares owned by the Operating Partnership. The Operating Partnership does not, and is not expected to, charge rent that is based in whole or in part on the income or profits of any person (but does charge rent based on a fixed percentage or percentages of receipts or sales). The Operating Partnership does not, and is not anticipated to, derive rent attributable to personal property leased in connection with real property that exceeds 15% of the total rent for such property.
In addition, we do not believe that we derive (through the Operating Partnership) rent from a Related Party Tenant. However, the determination of whether we own 10% or more (as measured by either voting power or value) of any tenant is made after the application of complex attribution rules under which we will be treated as owning interests in tenants that are owned by our “Ten Percent Shareholders.” In identifying our Ten Percent Shareholders, each individual or entity will be treated as owning shares held by related individuals and entities. Accordingly, we cannot be absolutely certain whether all Related Party Tenants have been or will be identified. Although rent derived from a Related Party Tenant will not qualify as rents from real property and, therefore, will not be qualifying income under the 75% or 95% gross income test, we believe that the aggregate amount of any such rental income (together with any other nonqualifying income) in any taxable year will not cause us to exceed the limits on nonqualifying income under such gross income tests.

The Operating Partnership provides certain services with respect to the Properties (and expects to provide such services with respect to any newly acquired properties) through RPT Realty, Inc. Because RPT Realty, Inc. is a TRS, the provision of such services will not cause the amounts received by us (through our ownership interest in the Operating Partnership) with respect to the Properties to fail to qualify as rents from real property for purposes of the 75% and 95% gross income tests.
We may (through one or more pass-through subsidiaries) indirectly receive distributions from TRSs or other corporations that are neither REITs nor qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test.
In sum, our investment in real properties through the Operating Partnership and the provision of services with respect to those properties through RPT Realty, Inc., gives and will give rise mostly to rental income qualifying under the 75% and 95% gross income tests. Gains on sales of such properties, or of our interest in such properties or in the Operating Partnership, will generally qualify under the 75% and 95% gross income tests. We anticipate that income on our other investments will not result in our failing the 75% or 95% gross income test for any year.
If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. We may avail ourselves of the relief provisions if: (1) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations prescribed by the Secretary of the U.S. Treasury; and (2) our failure to meet the test was due to reasonable cause and not due to willful neglect. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “- Taxation of REITs in General,” even if these relief provisions apply, a tax would be imposed with respect to the excess nonqualifying gross income.
Asset Tests
At the close of each calendar quarter of our taxable year, we must also satisfy the following tests relating to the nature of our assets. For purposes of each of these tests, our assets are deemed to include the assets of any disregarded subsidiary and our share of the assets of any subsidiary partnership, such as the Operating Partnership.

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At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, stock of corporations that qualify as REITs, some kinds of mortgage-backed securities and mortgage loans, debt instruments issued by publicly offered REITs, personal property leased in connection with a lease of real property to the extent that rent attributable to such personal property meets the 15% test described under “- Income Tests” above to qualify as “rents from real property” for purposes of the 75% gross income test, and debt secured by a mortgage on both real and personal property if the fair market value of the personal property securing the debt does not 15% of the total fair market value of all property securing the debt.

•	The aggregate value of all securities of TRSs we hold may not exceed 20% of the value of our total assets.

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The aggregate value of all debt instruments we hold of publicly offered REITs, to the extent such debt instruments are not secured by real property or interests in real property (and, therefore, would not qualify as “real estate assets” but for having been issued by publicly offered REITs), may not exceed more than 25% of the value of our total assets.

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The value of any one issuer’s securities owned by us may not exceed 5% of the value of our assets. This asset test does not apply to securities of TRSs or to any security that qualifies as a “real estate asset.”

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We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. This asset test does not apply to securities of TRSs or to any security that qualifies as a “real estate asset.” In addition, solely for purposes of the 10% value test, certain types of securities, including certain “straight debt” securities, are disregarded.

No securities issued by a corporation or partnership will qualify as “straight debt” if we own (or a TRS in which we own a greater than 50% interest, as measured by vote or value, owns) other securities of such issuer that represent more than 1% of the total value of all securities of such issuer.

Debt instruments issued by a partnership that do not qualify as “straight debt” are (1) not subject to the 10% value test to the extent of our interest as a partner in that partnership and (2) completely excluded from the 10% value test if at least 75% of the partnership’s gross income (excluding income from “prohibited transactions”) consists of income qualifying under the 75% gross income test. In addition, the 10% value test does not apply to (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between us and certain persons related to us), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, and (5) any security issued by another REIT.
We are deemed to own, for purposes of the 10% value test, the securities held by a partnership based on our proportionate interest in any securities issued by the partnership (excluding “straight debt” and the securities described in the last sentence of the preceding paragraph). Thus, our proportionate share is not based solely on our capital interest in the partnership but also includes our interest in certain debt securities issued by the partnership.
In general, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of: (1) the date we agreed to acquire or originate the loan; or (2) in the event of a significant modification, the date we modified the loan, then a portion of the loan will likely be a nonqualifying asset for purposes of the 75% asset test (and a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test, discussed above under “Income Tests”). The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% vote or value test. IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the loan on the relevant quarterly REIT asset testing date or (ii) the greater of (a) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date or (b) the fair market value of the real property securing the loan on the date the REIT committed to originate or acquire the loan. It is unclear how the safe harbor in Revenue Procedure 2014-51 is affected by the recent legislative changes regarding the treatment of personal property securing a mortgage loan, which treat such a mortgage loan as a “real estate asset” so long as no more than 15% of the fair market value of the property securing a loan is personal property. Until additional guidance is issued, we anticipate applying the safe harbor in Revenue Procedure 2014-51 without taking into account the legislative changes regarding the treatment of loans secured by both real and personal property.
After meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by a disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we maintain adequate records with respect to the nature and value of our assets to enable us to comply with the asset tests and to enable us to take such action within 30 days after the close of any quarter as may be required to cure any noncompliance. There can be no assurance, however, that we will always successfully take such action.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000 and (2) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described in the preceding sentence, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets or the taking of other actions that allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS. Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any calendar quarter with respect to which re-testing is to occur, there can be no assurance that we will always be successful or that a reduction in our overall interest in an issuer (including a TRS) will not be required. If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above are not available, we would cease to qualify as a REIT. See “- Failure to Qualify” below.
We believe that our holdings of securities and other assets have complied and will continue to comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. No independent appraisals have been obtained, however, to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Accordingly, there can be no assurance that the IRS will not contend that we fail to meet the REIT asset requirements by reason of our interests in our subsidiaries or in the securities of other issuers or for some other reason.
Annual Distribution Requirement
To maintain our qualification as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders each year in an amount at least equal to: (1) the sum of (a) 90% of our “REIT taxable income” (which is our taxable income exclusive of net income from foreclosure property, and with certain other adjustments) but computed without regard to the dividends paid deduction and our net capital gain, and (b) 90% of the excess of our net income, if any, from “foreclosure property” (described below) over the tax imposed on that income; minus (2) the sum of certain items of non-cash income.
These distributions must be paid in the taxable year to which they relate, or in the following taxable year if the distributions are declared before we timely file our tax return for the taxable year to which they relate, the distributions are paid on or before the first regular dividend payment after such declaration, and we make an election to treat the distributions as relating to the prior taxable year. In addition, any dividend we declare in October, November, or December of any year that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.
We are a “publicly offered REIT.” If we cease to be a publicly offered REIT, then in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the REIT-level tax deduction, such distributions must not have been “preferential dividends.” A dividend is not a preferential dividend if that distribution is (i) pro rata among all outstanding shares within a particular class of stock and (ii) in accordance with the preferences among different classes of stock as set forth in our charter.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income” (computed without regard to the dividends paid deduction and with certain adjustments), we will be subject to tax at ordinary corporate rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax we paid. Our shareholders would then increase the adjusted basis of their shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.
Net operating losses that we are allowed to carry forward from prior tax years may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of the shareholders, of any distributions that are actually made by us, which are generally taxable to the shareholders as dividends to the extent that we have current or accumulated earnings and profits. See “U.S. Federal Income Taxation of Shareholders - U.S. Federal Income Taxation of Taxable Domestic Shareholders - Distributions” below.
If we fail to distribute during each calendar year at least the sum of: (1) 85% of our “REIT ordinary income” (i.e. “REIT taxable income” excluding capital gain and without regard to the dividends paid deduction) for that year; (2) 95% of our REIT capital gain net income for that year; and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such sum over the aggregate of amounts actually distributed and retained amounts on which income tax is paid at the corporate level. We believe that we have made, and intend to continue to make, distributions in such a manner so as not to be subject to the 4% excise tax.
We intend to make timely distributions sufficient to satisfy the annual distribution requirement. In this regard, the partnership agreement of the Operating Partnership provides that we, as general partner, must use our best efforts to cause the Operating Partnership to distribute to its partners amounts sufficient to permit us to meet this distribution requirement. It is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, as a result of timing differences between the actual receipt of cash (including distributions from the Operating Partnership) and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our “REIT taxable income” on the other hand. To avoid any failure to comply with the 90% distribution requirement, we will closely monitor the relationship between our “REIT taxable income” and cash flow, and if necessary, will borrow funds (or cause the Operating Partnership or other affiliates to borrow funds) in order to satisfy the distribution requirement.
Under certain circumstances, we may be able to cure a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid both losing our REIT status and being taxed on amounts distributed as deficiency dividends. We will be required to pay interest, however, based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify
Specified cure provisions are available to us in the event that we violate a provision of the Code that would otherwise result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including, for taxable years prior to 2018, any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as dividends and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year of termination of our REIT status. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Prohibited Transactions
Net income derived from a “prohibited transaction” is subject to a 100% excise tax. The term “prohibited transaction” includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Operating Partnership owns interests in real property that is situated on the periphery of certain of the Properties. We and the Operating Partnership believe that this peripheral property is not held primarily for sale to customers and that the sale of such peripheral property will not be in the ordinary course of the Operating Partnership’s business. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held primarily for sale to customers, and that a sale of any such asset will not be a prohibited transaction subject to the 100% excise tax. Whether property is held primarily for sale to customers in the ordinary course of our business depends, however, on the facts and circumstances as they exist from time to time, including those relating to a particular property. As a result, no assurance can be given that the IRS will not recharacterize property we own as property held primarily for sale to customers in the ordinary course of our business, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. In the event we determine that a property, the ultimate sale of which is expected to result in taxable gain, will be regarded as held primarily for sale to customers in the ordinary course of trade or business, we intend to cause such property to be acquired by or transferred to a TRS so that gain from such sale will be subject to regular corporate income tax as discussed above under “- Effect of Subsidiary Entities - Taxable Subsidiaries.”
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT’s having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the loan or lease related to which was acquired by the REIT at a time when default was not imminent or anticipated, and (3) that such REIT makes a proper election to treat as foreclosure property; provided that property ceases to be foreclosure property after a statutory grace period. REITs are subject to tax at the maximum corporate tax rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute dealer property (i.e., property held primarily for sale to customers in the ordinary course of business) in the hands of the selling REIT. A TRS may operate property that a REIT has elected to be foreclosure property without loss of foreclosure property status.
Redetermined Rents, Redetermined Deductions, Excess Interest and Redetermined TRS Service Income
Any redetermined rents, redetermined deductions, or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a TRS to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been charged based on arm’s length negotiations. Under “safe harbor” provisions of the Code, rents we receive from tenants of a property will not constitute redetermined rents (by reason of the performance of services by any TRS to such tenants) if:

•	So much of such amounts as constitutes impermissible tenant service income does not exceed 1% of all amounts received or accrued during the year with respect to the property;

•	The TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

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Rents paid by tenants leasing at least 25% of the net leasable space in the property who are not receiving services from the TRS are substantially comparable to the rents paid by tenants leasing comparable space who are receiving such services from the TRS and the charge for the services is separately stated; or

•	The TRS’s gross income from the service is not less than 150% of the subsidiary’s direct cost in furnishing the service.
Any redetermined TRS service income will also be subject to a 100% penalty tax. Redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, us (other than services furnished or rendered to a tenant of ours) to the extent such income is lower than the income the TRS would have earned based on arm’s length negotiations.
Tax Aspects of Investment in the Operating Partnership
General
We hold a direct interest in the Operating Partnership and, through the Operating Partnership, hold an indirect interest in certain other partnerships and in limited liability companies classified as partnerships for U.S. federal income tax purposes (which, together, are referred to in this section as the “Partnerships”). In general, partnerships are “pass-through” entities which are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction, and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We will include our proportionate share of the foregoing partnership items in computing our “REIT taxable income.” See “Taxation of the Company - Income Tests” above. Any resultant increase in our “REIT taxable income” will increase the amount we must distribute to satisfy the REIT distribution requirement (see “Taxation of the Company - Annual Distribution Requirement” above) but will generally not be subject to U.S. federal income tax in our hands provided that we distribute such income to our shareholders.
Entity Classification
Our interests in the Partnerships involve special tax considerations, including the possibility of a challenge by the IRS to the status of the Operating Partnership or any other Partnership as a partnership (as opposed to an association taxable as a corporation) for U.S. federal income tax purposes. In general, under certain Treasury Regulations which became effective January 1, 1997 (referred to in this section as the “Check-the-Box Regulations”), an unincorporated entity with at least two members may elect to be classified either as a corporation or as a partnership for U.S. federal income tax purposes. If such an entity does not make an election, it generally will be treated as a partnership for U.S. federal income tax purposes. For such an entity that was in existence prior to January 1, 1997, such as the Operating Partnership and some of the other Partnerships, the entity will have the same classification (unless it elects otherwise) that it claimed under the rules in effect prior to the Check-the-Box Regulations. In addition, the U.S. federal income tax classification of an entity that was in existence prior to January 1, 1997 will be respected for all periods prior to January 1, 1997 if (1) the entity had a reasonable basis for its claimed classification, (2) the entity and all members of the entity recognized the U.S. federal income tax consequences of any changes in the entity’s classification within the 60 months prior to January 1, 1997, and (3) neither the entity nor any member of the entity was notified in writing by a taxing authority on or before May 8, 1996 that the classification of the entity was under examination. We believe that the Operating Partnership and each of the other Partnerships that existed prior to January 1, 1997 reasonably claimed partnership classification under the Treasury Regulations relating to entity classification in effect prior to January 1, 1997, and such classification should be respected for U.S. federal income tax purposes. Each of them intends to continue to be classified as a partnership for U.S. federal income tax purposes, and none of them intends to elect to be treated as an association taxable as a corporation under the Check-the-Box Regulations.
If the Operating Partnership or any of the other Partnerships were to be treated as an association, it would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change, which would likely preclude us from satisfying the asset tests and possibly the income tests (see “Taxation of the Company - Income Tests” and “Taxation of the Company - Asset Tests” above), and in turn would prevent us from qualifying as a REIT, unless we were eligible for relief under the relief provisions described above. See “Taxation of the Company - Failure to Qualify” above for discussion of the effect of our failure to satisfy the REIT tests for a taxable year. In addition, any change in the status of any of the Partnerships for U.S. federal income tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirement without receiving any cash.
Tax Allocations with Respect to the Properties
Pursuant to Section 704(c) of the Code and applicable Treasury Regulations, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as the Properties contributed to the Operating Partnership by the limited partners of the Operating Partnership) must be allocated in such a manner that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss, respectively, associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (referred to in this section as the “Book-Tax Difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed with contributions of appreciated property (including the Properties contributed by the limited partners of the Operating Partnership). Consequently, the Operating Partnership’s partnership agreement requires allocations to be made in a manner consistent with Section 704(c) of the Code and the applicable Treasury Regulations. If a partner contributes cash to a partnership at a time when the partnership holds appreciated (or depreciated) property, the applicable Treasury Regulations provide for a similar allocation of these items to the other (that is, the pre-existing) partners. These rules may apply to any contribution by us to the Operating Partnership or the other Partnerships of cash proceeds received from offerings of our securities, including any offering of common shares, preferred shares, or warrants contemplated by this prospectus.
In general, the partners that contributed appreciated Properties to the Partnerships will be allocated less depreciation, and increased taxable gain on sale, of such Properties. This will tend to eliminate the Book-Tax Difference. However, the special allocation rules of Section 704(c) and the applicable Treasury Regulations do not always rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Under the applicable Treasury Regulations, special allocations of income and gain and depreciation deductions must be made on a property-by-property basis. Depreciation deductions resulting from the carryover basis of a contributed property are used to eliminate the Book-Tax Difference by allocating such deductions to the non-contributing partners (for example, to us) up to the amount of their share of book depreciation. Any remaining tax depreciation for the contributed property would be allocated to the partners who contributed the property. The Partnerships have generally elected the “traditional method” of rectifying the Book-Tax Difference under the applicable Treasury Regulations, pursuant to which if depreciation deductions are less than the non-contributing partners’ share of book depreciation, then the non-contributing partners lose the benefit of the tax deductions to the extent of the difference. When the property is sold, the resulting tax gain is used to the extent possible to eliminate any remaining Book-Tax Difference. Under the traditional method, it is possible that the carryover basis of the contributed assets in the hands of a Partnership may cause us to be allocated less depreciation and other deductions than would otherwise be allocated to us. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirement. See “Taxation of the Company - Annual Distribution Requirement” above.
With respect to property purchased by (and not contributed to) the Operating Partnership, such property will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code and the applicable Treasury Regulations will not apply unless such property is subsequently revalued for capital accounting purposes under applicable Treasury Regulations.
Sale of the Properties
The Partnerships intend to hold the Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating the Properties and other shopping centers and to make such occasional sales of the Properties as are consistent with our investment objectives. Based primarily on such investment objectives, we believe that the Properties should not be considered dealer property (i.e., property held for sale to customers in the ordinary course of business). Whether property is dealer property is a question of fact that depends on the particular facts and circumstances with respect to the particular transaction. No assurance can be given that any property sold by us or any of our Partnerships will not be dealer property, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. Our share of any gain realized by the Operating Partnership or any other Partnership on the sale of any dealer property generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “Taxation of the Company - Prohibited Transactions” above. In the event we determine that a property, the ultimate sale of which is expected to result in taxable gain, will be held primarily for sale to customers in the ordinary course of a trade or business, we intend to cause such property to be acquired by or transferred to a TRS so that gain from such sale will be subject to regular corporate income tax as discussed above under “- Effect of Subsidiary Entities - Taxable Subsidiaries.”
Partnership Audit Rules
Pursuant to the Bipartisan Budget Act of 2015, for tax years beginning after December 31, 2017, if the IRS makes audit adjustments to the income tax returns of the Operating Partnership or any other partnership, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from the Operating Partnership or such other partnership. The Operating Partnership or any other partnership may elect to have its partners take such audit adjustment into account in accordance with their interests in the Operating Partnership or such other partnership during the tax year under audit, but there can be no assurance that such election will be effective in all circumstances. If, as a result of any such audit adjustment, the Operating Partnership or any other partnership is required to make payments of taxes, penalties and interest, the cash available for distribution to its partners might be substantially reduced. These rules are not applicable for tax years beginning on or prior to

December 31, 2017 (unless the Operating Partnership or other partnership elects for these rules to apply on an earlier date, which the Operating Partnership and any other partnerships did not make.
U.S. Federal Income Taxation of Shareholders
U.S. Federal Income Taxation of Taxable Domestic Shareholders
As used herein, a “taxable domestic shareholder” means a beneficial owner of our shares, who is, for U.S. federal income tax purposes:

•	a citizen of individual resident of the United States as defined in Section 7701(b) of the Code;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in our under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject U.S. federal income taxation regardless of its source; or

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a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions. As a result of our status as a REIT, distributions made to our taxable domestic shareholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. However, for taxable years prior to 2026, generally individual stockholders are allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, which would reduce the maximum marginal effective tax rate for individuals on the receipt of such ordinary dividends to 29.6%. The U.S. federal income tax rate applicable to corporations is 21% and that maximum U.S. federal income tax rate applicable to ordinary income of individuals is currently 37%.
The maximum individual rate of tax on qualified dividends and long-term capital gains is generally 20%. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income or capital gains distributed to our shareholders, our dividends are generally not qualified dividends eligible for this 20% tax rate. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rates applicable to ordinary income. However, the 20% tax rate will generally apply to:

•	our dividends attributable to dividends received by us from non-REIT corporations, such as TRSs;

•	our dividends attributable to our REIT taxable income in the prior taxable year on which we were subject to corporate level income tax (net of the amount of such tax); and

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our dividends attributable to income in the prior taxable year from the sale of appreciated (i.e., Built-in Gain) property acquired by us from “C” corporations in carryover basis transactions or held by us on the first day of a taxable year for which we first re-qualify as a REIT after being subject to tax as a “C” corporation for more than two years (net of the amount of corporate tax on such income).

Distributions that are designated as capital gain dividends will be taxed to shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder has held its shares. A similar treatment will apply to long-term capital gains we retain, to the extent that we elect the application of provisions of the Code that treat shareholders of a REIT as having received, for U.S. federal income tax purposes, undistributed capital gains of the REIT, while passing through to shareholders a corresponding credit for taxes paid by the REIT on such retained capital gains. Corporate shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of shareholders who are individuals, and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions. The aggregate amount of dividends that we may designate as qualified dividend income or as capital gain dividends cannot exceed the dividends actually paid by us during such year. In addition, the Secretary of the Treasury is authorized to prescribe regulations or other guidance requiring proportionality of the designation of particular types of dividends.
Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s common or preferred shares in respect of which the distributions were made, but rather, will reduce the adjusted basis of those common or preferred shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend we declare in October, November or December of any year and payable to a shareholder of record on a specified date in any such month will be treated both as paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.
We may make distributions to shareholders paid in common or preferred shares that are intended to be treated as dividends for U.S. federal income tax purposes. In that event, our shareholders would generally have taxable income with respect to such distributions of our common or preferred shares and may have tax liability by reason of such distributions in excess of the cash (if any) that they received.
In determining the extent to which a distribution with respect to preferred shares constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares and then to our common shares. In addition, the IRS has taken the position in published guidance that if a REIT has two classes of shares, the amount of any particular type of income (including net capital gain) allocated to each class in any year cannot exceed such class’s proportionate share of such income based on the total dividends paid to each class for such year. Consequently, if both common shares and preferred shares are outstanding, particular types of income will be allocated in accordance with the classes’ proportionate shares of such income. Thus, net capital gain will be allocated between holders of common shares and holders of preferred shares, if any, in proportion to the total dividends paid to each class during the taxable year, or otherwise as required by applicable law.
Net operating losses and capital losses that we are allowed to carry forward from prior tax years may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Taxation of the Company - Annual Distribution Requirement” above. Such losses, however, are not passed through to our shareholders and do not offset income of shareholders from other sources, nor do they affect the character of any distributions that we actually make, which are generally taxable to our shareholders as dividends to the extent that we have current or accumulated earnings and profits.
We will be treated as having sufficient earnings and profits for a year to treat as a dividend any distribution we make for such year up to the amount required to be distributed in order to avoid imposition of the 4% federal excise tax discussed in “Taxation of the Company - Taxation of REITs in General” above. As a result, taxable domestic shareholders may be required to treat certain distributions as taxable dividends even though we may have no overall, accumulated earnings and profits. Moreover, any “deficiency dividend,” which is a dividend to our current shareholders that is permitted to relate back to a year for which the IRS determines a deficiency in order to satisfy the distribution requirement for that year, will be treated as a dividend (an ordinary dividend or a capital gain dividend, as the case may be) regardless of our earnings and profits for the year in which we pay the deficiency dividend.
Certain domestic non-corporate taxpayers may also be subject to an additional tax of 3.8% with respect to dividends on our shares of beneficial interest. See “Certain U.S. Federal Income Tax Considerations-U.S. Federal Income Taxation of Shareholders-U.S. Federal Income Taxation of Taxable Domestic Shareholders-Medicare Tax.”
Disposition of Common and Preferred Shares. In general, capital gains recognized by individuals and other non-corporate shareholders upon the sale or disposition of common or preferred shares will be subject to a maximum U.S. federal income tax rate of 20% (applicable to long-term capital gains) if the shares are held for more than 12 months, and will be taxed at rates of up to 37% (applicable to short-term capital gains) if the shares are held for 12 months or less. Gains recognized by shareholders that are corporations are subject to U.S. federal income tax at a rate of 21%, whether or not classified as long-term capital gains. Capital losses recognized by a shareholder upon the disposition of shares held for more than one year at the time of disposition will be considered long-term capital losses, which are generally available first to offset long-term capital gain (which is taxed at capital gain rates) and then short-term capital gain (which is taxed at ordinary income rates) of the shareholder, but not ordinary income of the shareholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). Capital losses recognized by a shareholder upon the disposition of shares held for not more than one year are considered short-term capital losses and are generally available first to offset short-term capital gain and then long-term capital gain of the shareholder, but not ordinary income of the shareholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares by a shareholder who has held the shares for six months or less, after applying certain holding period rules, will be treated as long-term capital loss to the extent of distributions received from us that are required to be treated by the shareholder as long-term capital gain.
Certain domestic non-corporate taxpayers may also be subject to an additional tax of 3.8% with respect to capital gains from the disposition of our shares of beneficial interest. See “Certain U.S. Federal Income Tax Considerations-U.S. Federal Income Taxation of Shareholders-U.S. Federal Income Taxation of Taxable Domestic Shareholders-Medicare Tax.”
If a holder of common or preferred shares recognizes a loss upon a disposition of those shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply to require a disclosure filing with the IRS concerning the loss-generating transaction. While these regulations are directed toward

“tax shelters,” they are quite broad, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. Prospective shareholders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of common or preferred shares, or transactions that might be undertaken directly or indirectly by us. Moreover, prospective shareholders should be aware that we and other participants in the transactions involving us (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.
A redemption of preferred shares will be treated under Section 302 of the Code as a dividend subject to tax as such (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the preferred shares. The redemption will satisfy such test if it (1) is “substantially disproportionate” with respect to the holder (which will not be the case if only preferred shares are redeemed, since preferred shares generally do not have voting rights), (2) results in a “complete termination” of the shareholder’s stock interest in us, or (3) is not “essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder of preferred shares will depend upon the facts and circumstances as of the time the determination is made, prospective shareholders are advised to consult their own tax advisors to determine such tax treatment.
If a redemption of preferred shares is not treated as a distribution taxable as a dividend to a particular shareholder, it will be treated, as to that shareholder, as a taxable sale or exchange. As a result, such shareholder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated but unpaid dividends that we are legally obligated to pay at the time of the redemption, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits), and (2) the shareholder’s adjusted basis in the preferred shares for tax purposes. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, at the time of the redemption, the shares were held for more than 12 months.
If a redemption of preferred shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the shareholder. The shareholder’s adjusted tax basis in the redeemed preferred shares will be transferred to the shareholder’s remaining shares of our capital stock, if any. If, however, the shareholder has no remaining shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.
Redemption Premium on Preferred Shares. If the redemption price of preferred shares that are subject to redemption exceeds their issue price (such excess referred to in this section as a “redemption premium”), in certain situations the entire amount of the redemption premium will be treated as being distributed to the holder of such shares, on an economic accrual basis, over the period from issuance of such shares until the date the shares are first redeemable (such deemed distribution referred to in this section as a “constructive distribution”). A constructive distribution may occur only if the preferred shares are subject to a redemption premium, and only if (1) we are required to redeem the shares at a specified time, (2) the holder of the shares has the option to require us to redeem the shares, or (3) we have the right to redeem the shares, but only if under applicable regulations, redemption pursuant to that right is more likely than not to occur. See the applicable prospectus supplement for further information regarding the possible tax treatment of redemption premiums with respect to any such preferred shares offered by such prospective supplement.
Passive Activity Loss and Investment Interest Limitations. Taxable dividends that we distribute and gain from the disposition of common or preferred shares will not be treated as passive activity income and, therefore, shareholders subject to the limitation on the use of “passive losses” will not be able to apply passive losses against such income. Shareholders may elect to treat capital gain dividends, capital gains from the disposition of shares and qualified dividend income as investment income for purposes of computing the limitation on the deductibility of investment interest, but in such case the shareholder will be taxed at ordinary income rates on those amounts. Other distributions made by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of computing the investment interest limitation.
Medicare Tax. Certain domestic shareholders who are individuals, estates or trusts will be required to pay a 3.8% Medicare tax with respect to, inter alia, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. Prospective shareholders should consult their tax advisors regarding the applicability of this tax to any income and gains in respect of an investment in our common or preferred shares.
Convertible Preferred Shares. See the applicable prospectus supplement for a discussion of any additional tax consequences to a domestic shareholder of investing in convertible preferred shares offered by such prospectus supplement.

U.S. Federal Income Taxation of Non-U.S. Shareholders
The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of common and preferred shares applicable to “non-U.S. shareholders.” A non-U.S. shareholder is any beneficial owner of our shares who is a “foreign person.” For the purposes of this summary, a foreign person is any person that is not a taxable domestic shareholder (as defined under - U.S. Federal Income Taxation of Shareholders - U.S. Federal Income Taxation of Taxable Domestic Shareholders” above), a tax-exempt entity (which are addressed below), or an entity treated as a partnership for U.S. federal income tax purposes.
The following summary is based on current law and is for general information only. The summary addresses only selected and not all aspects of U.S. federal income taxation. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of U.S. federal, state, and local income tax and estate tax laws with regard to an investment in our shares, including any reporting requirements.
Ordinary Dividends. The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the non-U.S. shareholder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty.
In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of common or preferred shares. In cases where the dividend income from a non-U.S. shareholder’s investment in common or preferred shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. income tax at graduated rates, in the same manner as domestic shareholders are taxed with respect to such dividends, and such income generally must be reported on a U.S. federal income tax return filed by or on behalf of the non-U.S. shareholder. Such income may also be subject to the 30% branch profits tax (or lower tax treaty rate, if applicable) in the case of a non-U.S. shareholder that is a corporation.
As described above, we may make distributions paid in common or preferred shares that are intended to be treated as dividends for U.S. federal income tax purposes. If we are required to withhold an amount in excess of any cash that is distributed to non-U.S. shareholders along with the common or preferred shares, we may retain and sell some of the common or preferred shares that would otherwise be distributed in order to satisfy any withholding tax imposed on the distribution.
Non-Dividend Distributions. Unless our common or preferred shares constitute a U.S. real property interest (referred to in this section as a “USRPI”), distributions by us that are not dividends out of our earnings and profits will generally not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common or preferred shares constitute a USRPI, as discussed below under “- Dispositions of Common or Preferred Shares,” then distributions by us in excess of the sum of our earnings and profits plus the shareholder’s basis in its shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (which is referred to in this section as “FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a domestic shareholder of the same type (that is, an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15%. Our common and preferred shares will not be considered a USRPI in the hands of a “qualified foreign pension fund” (as discussed under “U.S. Federal Income Taxation of Shareholders-U.S. Federal Income Taxation of Non-U.S. Shareholders-Qualified Foreign Pension Funds” below) or, subject to limitations, a “qualified shareholder” (as discussed under “U.S. Federal Income Taxation of Shareholders-U.S. Federal Income Taxation of Non-U.S. Shareholders-Qualified Shareholders” below).
Capital Gain Dividends. Distributions that are attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (referred to in this section as “USRPI capital gains”) that are paid with respect to any class of shares that is regularly traded on an established securities market located in the United States and that are made to a non-U.S. shareholder who does not own more than 10% of the class of shares at any time during the one-year period ending on the date of distribution will be treated as a regular distribution by us, and these distributions will be treated as ordinary dividend distributions. A distribution of USRPI capital gains made by us to non-U.S. shareholders owning more than 10% of the class of shares in respect of which the distribution is made will be considered effectively connected with a U.S. trade or business of the non-U.S. shareholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, as the case may be (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), without regard to whether the distribution is designated as a capital gain dividend, subject to an exception for a “qualified foreign pension fund” (as discussed under “U.S. Federal Income Taxation of Shareholders-U.S. Federal Income Taxation of Non-U.S. Shareholders-Qualified Foreign Pension Funds” below) and special rules for a “qualified shareholder” (as discussed under “U.S. Federal Income Taxation of Shareholders-U.S. Federal Income Taxation of Non-U.S. Shareholders-Qualified Shareholders” below). In the case of such a greater than 10% non-U.S. shareholder (other than a qualified foreign pension fund and , subject to limitations, a qualified shareholder), we will be required to withhold tax equal to 21% (or, to the extent provided In Treasury Regulations, 20%) of the amount of dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax (or lower tax treaty rate, if applicable) in the hands of a non-U.S. shareholder that is a corporation.
Distributions to a non-U.S. shareholder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation unless: (1) the investment in our shares is treated as effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, except that a non-U.S. shareholder that is a foreign corporation may also be subject to the 30% branch profits tax (or lower tax treaty rate, if applicable), or (2) the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (unless a lower tax treaty rate applies).
Retained Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of our shares held by non-U.S. shareholders generally should be treated in the same manner as our actual distributions of capital gain dividends. Under this approach, a non-U.S. shareholder would be able to claim as a credit against its U.S. federal income tax liability, its proportionate share of the tax paid by us on the retained capital gains, and to obtain from the IRS a refund to the extent its proportionate share of the tax paid by us exceeds its actual U.S. federal income tax liability.
Dispositions of Common or Preferred Shares. Unless our common or preferred shares constitute a USRPI, a sale of such shares by a non-U.S. shareholder generally will not be subject to U.S. taxation under FIRPTA. The shares will not constitute a USRPI if we are a “domestically-controlled REIT.” A domestically-controlled REIT is a REIT less than 50% in value of the shares of which is held directly or indirectly by non-U.S. shareholders at all times during a prescribed testing period. We believe that we are, and we expect to continue to be, a domestically-controlled REIT and, therefore, the sale of our common or preferred shares by non-U.S. shareholders is not expected to be subject to taxation under FIRPTA. Because our shares are publicly traded, however, no assurance can be given that we are or will be a domestically-controlled REIT.
In the event that we do not constitute a domestically-controlled REIT, a non-U.S. shareholder’s sale of common or preferred shares nonetheless will not constitute a USRPI and accordingly would not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) the shares are of a class that are “regularly traded” as defined by applicable Treasury Regulations, on an established securities market, and (2) the selling non-U.S. shareholder held 10% or less of such class of shares at all times during a prescribed testing period. We believe that our shares are, and expect them to continue to be, “regularly traded” on an established securities market.
If gain on the sale of common or preferred shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could, unless the shares are of a class that are “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market, be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of common or preferred shares that would not be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases: (1) if the gain is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder and, where a treaty applies, such trade or business is conducted through a permanent establishment in the U.S., then the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, except that the non-U.S. shareholder may also be subject to the 30% branch profits tax (or lower tax treaty rate, if applicable) if it is a foreign corporation, or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, the nonresident alien individual will be subject to tax on the individual’s capital gain at a 30% rate (or lower tax treaty rate, if applicable).
Qualified Pension Funds. Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) holding REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA and thus will not be subject to special withholding rules under FIRPTA. REIT distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax. In addition, a sale of our shares by a “qualified foreign pension fund” that holds such shares directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA.
A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.
Qualified Shareholders. Stock of a REIT held (directly or through one or more partnerships) by a “qualified shareholder” will not be a USRPI, and neither gain on sale of such stock nor capital gain dividends on such stock will be treated as gain from the sale of a USRPI, unless a person (other than a qualified shareholder) holding an interest (other than an interest solely as a creditor) in such qualified shareholder owns, taking into account applicable constructive ownership rules, more than 10% of the stock of the REIT (an “applicable investor”). If the qualified shareholder has such an applicable investor, gains and REIT distributions allocable to the portion of REIT stock held by the qualified shareholder indirectly owned through the qualified shareholder by the applicable investor will be treated as gains from the sale of USRPIs. For these purposes, a “qualified shareholder” is a foreign person which is in a treaty jurisdiction and satisfies certain publicly traded requirements, is a “qualified collective investment vehicle,” and maintains records on the identity of certain 5% owners. A “qualified collective investment vehicle” is a foreign person that is eligible by treaty for a reduced withholding rate with respect to ordinary REIT dividends even if such person holds more than 10% of the REIT’s stock, a publicly traded partnership that is a withholding foreign partnership that would be a U.S. real property holding corporation if it were a U.S. corporation, or is designated as a qualified collective investment vehicle by the Secretary of the Treasury and is either fiscally transparent within the meaning of the Code or required to include dividends in its gross income but entitled to a deduction for distributions to its investors. Finally, capital gain dividends and non-dividend redemption and liquidating distributions to a qualified shareholder that are not allocable to an applicable investor will be treated as ordinary dividends. The rules applicable to qualified shareholders are complex and investors who believe that they may be qualified shareholders should consult with their own tax advisor to find out if these rules are applicable to them.
Federal Taxation of Tax-Exempt Shareholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (which is referred to in this section as “UBTI”). While many investments in real estate generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held its common or preferred shares as “debt financed property” within the meaning of the Code (that is, property the acquisition of which is financed through a borrowing by the tax-exempt shareholder), and (2) the shares are not otherwise used in an unrelated trade or business, we believe that distributions from us and income from the sale of our shares should not give rise to UBTI to a tax-exempt shareholder.
Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (9), (17) and (20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.
A pension trust that owns more than 10% of the value of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our shares, or (2) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of our shares. We believe that we currently are not a pension-held REIT. Because our shares are publicly traded, however, no assurance can be given that we are not (or will not be) a pension-held REIT.
For special rules applicable to qualified foreign pension funds, see the discussion under “U.S. Federal Income Taxation of Shareholders-U.S. Federal Income Taxation of Non-U.S. Shareholders-Qualified Foreign Pension Funds” above.
Tax-exempt shareholders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of an investment in our common or preferred shares.
U.S. Federal Income Taxation of Warrants
A holder who receives shares upon the exercise of a warrant should not recognize gain or loss except to the extent of any cash received for fractional shares. Except to the extent of any cash so received, such a holder would have a tax basis in the shares acquired pursuant to a warrant equal to the amount of the purchase price paid for (or, if the warrant is purchased as part of an “investment unit,” allocated to) the warrant plus the amount paid for the shares pursuant to the warrant. The holding period for the shares acquired pursuant to a warrant would begin on the day after the warrant is exercised. Upon the subsequent sale of shares acquired pursuant to a warrant or upon a sale of a warrant, the holder thereof would generally recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and its tax basis in such shares or warrant, as the case may

be. The foregoing assumes that warrants will not be held as a hedge, straddle or as a similar offsetting position with respect to our shares and that Section 1092 of the Code will not apply.
U.S. Federal Income Taxation of Holders of Debt Securities
U.S. Federal Income Taxation of Taxable Domestic Holders of Debt Securities
This section describes the material U.S. federal income tax consequences of owning the debt securities that we may offer. It applies to taxable domestic holders who purchase debt securities that are not original issue discount or zero coupon debt securities and that were acquired in an initial offering at the offering price. If you purchase these debt securities at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your own tax advisor regarding this possibility.
The tax consequences of owning any debt securities that are zero coupon debt securities, original issue discount debt securities, floating rate debt securities or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.
A holder will be taxed on interest on debt securities at ordinary income rates at the time such holder receives the interest or when it accrues, depending on such holder’s method of accounting for U.S. federal income tax purposes.
A holder’s tax basis in the debt security will generally be its cost. A holder will generally recognize capital gain or loss on the sale or retirement of a debt security equal to the difference between the amount realized on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and the tax basis in the debt security.
U.S. Federal Income Taxation of Non-U.S. Holders of Debt Securities
The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our debt securities applicable to non-U.S. holders. A “non-U.S. holder” is any beneficial owner of our debt securities who is a “foreign person” as defined under “- U.S. Federal Income Taxation of Shareholders - U.S. Federal Income Taxation of Non-U.S. Shareholders” above.
Interest paid to a non-U.S. holder of debt securities generally will not be subject to U.S. federal income taxes or withholding taxes if the interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, provided that the non-U.S. holder:

•	does not actually or constructively own a 10% or greater interest in us;

•	is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;

•	is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

•	provides the appropriate certification as to its foreign status.
A non-U.S. holder can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or appropriate substitute form to us, or our paying agent. If a non-U.S. holder holds our debt securities through a financial institution or other agent acting on its behalf, the non-U.S. holder may be required to provide appropriate documentation to its agent. The non-U.S. holder’s agent will then generally be required to provide appropriate certification to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.
If a non-U.S. holder does not qualify for an exemption under these rules, interest income from the debt securities may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time it is paid. The payment of interest effectively connected with the non-U.S. holder’s U.S. trade or business, however, would not be subject to a 30% withholding tax so long as the non-U.S. holder provided us or our agent an adequate certification (currently on IRS Form W-8ECI), but such interest would be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. holders generally. In addition, if the non-U.S. holder is a foreign corporation and the payment of interest is effectively connected with its U.S. trade or business, the non-U.S. holder may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. To claim the benefit of a tax treaty, the non-U.S. holder must provide a properly-executed IRS Form W-8BEN or W-8BEN-E, as applicable, before the payment of interest, and it may be required to obtain a U.S. taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

A non-U.S. holder of our debt securities will generally not be subject to U.S. federal income tax or withholding tax on any amount which constitutes capital gain upon retirement or other disposition of a debt security, unless any of the following is true: (1) the non-U.S. holder’s investment in our debt securities is effectively connected with its conduct of a U.S. trade or business; or (2) the non-U.S. holder is a nonresident alien individual holding the debt securities as a capital asset and is present in the United States for 183 days or more in the taxable year within which sale, redemption or other disposition takes place, and certain other conditions are met.
If the non-U.S. holder has a U.S. trade or business and the investment in our debt securities is effectively connected with that trade or business, the gain on retirement or other disposition of our debt securities would be subject to U.S. federal income tax on a net basis at the rate applicable to U.S. holders generally. In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the debt securities is effectively connected with the foreign corporation’s U.S. trade or business.
Other Tax Considerations
Information Reporting Requirements and Backup Withholding Tax
Under certain circumstances, holders of our securities may be subject to backup withholding at a rate of 24% (through 2025 and then at 28% thereafter) on payments made with respect to, or cash proceeds of a sale or exchange of, our securities. Backup withholding will apply only if the holder (1) fails to furnish its taxpayer identification number, referred to in this section as a “TIN” (which, for an individual, would be his or her social security number), (2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (4) under certain circumstances, fails to certify, under penalty of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. Prospective investors should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a holder of our securities will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to, or gross proceeds from our redemption of shares or other securities from, any holders who fail to certify their non-foreign status, if applicable.
Additional issues may arise pertaining to information reporting and backup withholding with respect to foreign investors, and foreign investors should consult their tax advisors with respect to any such information reporting and backup withholding requirements. Backup withholding with respect to foreign investors is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a foreign investor will be allowed as a credit against any U.S. federal income tax liability of such foreign investor. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS.
Additional U.S. Federal Income Tax Withholding Rules
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Currently, certain foreign financial institutions and non-financial foreign entities are subject to a 30% U.S. federal withholding tax on dividends on our shares unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government (or complies with applicable alternative procedures pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), and (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity and complies with certain other applicable reporting obligations. Under certain circumstances, a non-U.S. shareholder might be eligible for refunds or credits of such taxes. Prospective investors should consult their tax advisors regarding the possible implications of these withholding provisions in light of their individual circumstances. We will not pay any additional amounts in respect of any amounts withheld.
Dividend Reinvestment Plan
To the extent that a shareholder receives common shares or preferred shares pursuant to a dividend reinvestment plan, the U.S. federal income tax treatment of the shareholder and us will generally be the same as if the distribution had been made in cash. See “U.S. Federal Income Taxation of Shareholders” and “Taxation of the Company - Annual Distribution Requirement” above.

Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in us. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to Treasury Regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our securities. The Tax Cuts and Jobs Act significantly changed the U.S. federal income tax laws. Additional technical corrections or other administrative guidance interpreting the Tax Cuts and Jobs Act may be forthcoming at any time.
Any such changes to the tax laws or interpretations thereof, with or without retroactive application, could materially and adversely affect holders of our securities or us. We cannot predict how changes in the tax laws might affect our securityholders or us. New legislation, Treasury Regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to continue to qualify as a REIT, or the U.S. federal income tax consequences to holders of our securities and us of such qualification, or could have other adverse consequences, including with respect to ownership of our securities. Investors are urged to consult their tax advisors with respect to the status of legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our securities.
State and Local Taxes
We are subject to state, local, or other taxation in various state, local, or other jurisdictions, including those in which we transact business or own property. In addition, a holder of our securities may be subject to state, local, or other taxation on our distributions in various state, local, or other jurisdictions, including the jurisdiction in which the holder resides. The tax treatment in such jurisdictions may differ from the U.S. federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local, and other tax laws on their investment in our securities.
Additional Tax Consequences for Holders of Depositary Shares or Rights
See the applicable prospectus supplement for a discussion of any additional tax consequences for holders of depositary shares or rights offered by such prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	in block trades;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.
In addition, we may issue the securities as a dividend or distribution to our existing shareholders or other security holders.
The prospectus supplement with respect to any offering of securities will include the following information to the extent applicable:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters' compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.
Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.
In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.
Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.
Remarketing Arrangements
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
Unless otherwise specified in a prospectus supplement, certain legal matters with respect to the validity of any common shares and preferred shares offered hereby, and certain other legal matters relating to Maryland law, will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. Certain tax matters will be passed upon for us by Honigman LLP, Detroit, Michigan. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The audited financial statements and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.        Other Expenses of Issuance and Distribution.
The following table sets forth all expenses payable by us in connection with the distribution of the securities being registered. All amounts shown below are estimates:

Securities and Exchange Commission registration fee	$	*
Accountants' fees and expenses	$	**
Legal fees and expenses	$	**
Printing expenses	$	**
Miscellaneous	$	**
Total	$	**

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
**	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.        Indemnification of Directors and Officers.
The declaration of trust of the Registrant, as amended, restated, and supplemented (the “Declaration of Trust”), permits the Registrant, and the Registrant’s Bylaws, as amended and restated (the “Bylaws”), require the Registrant, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify any trustee or officer or any individual who, while a trustee or officer of the Trust and at the request of the Trust, serves or has served as a director, officer, shareholder, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise (a) against reasonable expenses incurred by him in the successful defense (on the merits or otherwise) of any proceeding to which he is made a party by reason of such status or (b) against any claim or liability to which he may become subject by reason of such status unless it is established that (i) the act or omission was material to the matter giving rise to the procedure and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services, or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. The Registrant is also required by the Bylaws to pay or reimburse, in advance of a final disposition and without requiring a preliminary determination of the ultimate entitlement to indemnification, reasonable expenses of a trustee or officer made a party to a proceeding by reason of his status as such, provided, however, that in accordance with Maryland law, the Registrant has received a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard for indemnification under such Bylaws and a written undertaking to repay such expenses if it shall ultimately be determined that the applicable standard was not met. The Registrant may, with the approval of the Board of Trustees (the “Board”), provide such indemnification and advance for expenses to any trustee or officer, or any former trustee or officer, who served a predecessor of the Registrant and to any employees or agents of the Registrant or a predecessor of the Registrant.
Maryland law also permits the declaration of trust of a real estate investment trust to include a provision limiting the liability of trustees and officers to the trust and shareholders for money damages, except to the extent that it is provided that the trustee or officer actually received an improper benefit or profit in money, property or services or a judgment or other final adjudication adverse to the trustee or officer is entered in a proceeding based on a finding that the trustee or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Declaration of Trust contains a provision providing for elimination of the liability of the Registrant’s trustees and officers to the Registrant or the Registrant’s shareholders for money damages to the maximum extent permitted by Maryland law in effect from time to time.
The Registrant has purchased a policy of Directors’ and Officers’ insurance that insures both the Registrant and its officers and trustees against expenses and liabilities of the type normally insured against under such policies, including the expenses of indemnification described above.
Insofar as the foregoing provisions permit indemnification of trustees, executive officers or persons controlling the Company for liability arising under the Securities Act of 1933, as amended (the “Securities Act”), the Company has been informed that, in the opinion of the Securities and Exchange Commission (the “SEC”), this indemnification is against public policy as expressed in the Securities Act and its therefore unenforceable.

Item 16.        Exhibits.
The list of exhibits at the end of Part II of this registration statement identifies the exhibits that are included in this registration statement and are incorporated by reference.
Item 17.        Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date it is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)    The undersigned Registrant herby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(j)    The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit Number	Description

1.1**	Form of Underwriting Agreement
4.1
Articles of Restatement of Declaration of Trust of the Company, as filed with the State Department of Assessment and Taxation of Maryland on June 8, 2010, incorporated by reference to Appendix A to the Company’s 2010 Proxy filed on April 30, 2010

4.2
Articles of Amendment, as filed with the State Department of Assessments and Taxation of Maryland on April 5, 2011, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K dated April 6, 2011

4.3
Articles Supplementary, as filed with the State Department of Assessments and Taxation of Maryland on April 5, 2011, incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K dated April 6, 2011

4.4
Articles Supplementary, as filed with the State Department of Assessments and Taxation of Maryland on April 28, 2011, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K dated April 28, 2011

4.5
Articles of Amendment, as filed with the State Department of Assessments and Taxation of Maryland on September 21, 2012, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K dated September 24, 2012

4.6
Articles of Amendment, as filed with the State Department of Assessments and Taxation of Maryland on July 31, 2013, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K dated July 31, 2013

4.7
Articles of Amendment, as filed with the State Department of Assessments and Taxation of Maryland on November 9, 2018, incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated November 13, 2018

4.8	Amended and Restated Bylaw of the Company, effective November 13, 2018, incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K dated November 13, 2018
4.9**	Form of Articles Supplementary with respect to any preferred shares (including any form of Preferred Share Certificate)
4.10**	Form of Warrant Agreement (including any form of Warrant Certificate)
4.11**	Form of Rights Agreement (including any form of Rights Certificate)
4.12*	Form of Senior Indenture
4.13*	Form of Subordinated Indenture
4.14**	Form of Deposit Agreement (including any form of Receipt)
5.1*	Opinion of Ballard Spahr LLP
8.1*	Opinion of Honigman LLP as to certain tax matters
23.1*	Consent of Grant Thornton LLP
23.2*	Consent of Ballard Spahr LLP (contained in its opinion filed as Exhibit 5.1 hereto)
23.3*	Consent of Honigman LLP (contained in its opinion filed as Exhibit 8.1 hereto)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
25.1***	Statement of Eligibility of Trustee on Form T-1 under the Indenture

*	Filed herewith
**	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act, including any Current Report on Form 8-K
***	To be subsequently filed separately under electronic form type 305B2, if applicable

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 7, 2019.

RPT REALTY

By: /s/ BRIAN L. HARPER
Brian L. Harper
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian L. Harper and Michael P. Fitzmaurice, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and trustees to enable RPT Realty to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ BRIAN L. HARPER Brian L. Harper	President, Chief Executive Officer and Trustee (Principal Executive Officer)	June 7, 2019
/s/ MICHAEL P. FITZMAURICE Michael P. Fitzmaurice	Chief Financial Officer (Principal Financial Officer)	June 7, 2019
/s/ RAYMOND J. MERK Raymond J. Merk	Chief Accounting Officer (Principal Accounting Officer)	June 7, 2019
/s/ RICHARD L. FEDERICO Richard L. Federico	Trustee	June 7, 2019
/s/ ARTHUR H. GOLDBERG Arthur H. Goldberg	Trustee	June 7, 2019
/s/ JOANNA T. LAU Joanna T. Lau	Trustee	June 7, 2019
/s/ DAVID J. NETTINA David J. Nettina	Trustee	June 7, 2019
/s/ LAURIE M. SHAHON Laurie M. Shahon	Trustee	June 7, 2019
/s/ ANDREA M. WEISS Andrea M. Weiss	Trustee	June 7, 2019